Exhibit 10 (xxxv)

                                U.S. $150,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 31, 1998

                                     between

                            SCOTT TECHNOLOGIES, INC.

                      (formerly Figgie International Inc.)

                                   as Borrower

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    as Agent


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                               TABLE OF CONTENTS

                                                                            Page
1. AMOUNT AND TERMS OF CREDIT                                                7

  1.1. Credit Facilities                                                     7
  1.2. Prepayments                                                          11
  1.3. Use of Proceeds                                                      13
  1.4. Interest and Applicable Margins                                      13
  1.5. [Reserved.]                                                          17
  1.6. Fees                                                                 17
  1.7. Cash Management System                                               18
  1.8. Receipt of Payments                                                  18
  1.9. [Reserved.]                                                          18
  1.10.  Application and Allocation of Payments                             18
  1.11.  Non-Receipt of Funds by Agent                                      19
  1.12.  Sharing of Payments, Etc.                                          20
  1.13.  [Reserved.]                                                        21
  1.14.  Accounting                                                         21
  1.15.  Indemnity                                                          21
  1.16.  Access; Confidentiality                                            22
  1.17.  Taxes                                                              24
  1.18.  Capital Adequacy; Increased Costs; Illegality                      26
  1.19.  Letters of Credit                                                  27
  1.20.  Single Loan                                                        27

2. CONDITIONS PRECEDENT                                                     27
  2.1. Conditions to Effectiveness of this Agreement                        27
  2.2. Further Conditions to Initial and Each Subsequent Loan and
         Incurrence of a Letter of Credit Obligation                        28

3. REPRESENTATIONS AND WARRANTIES                                           29
  3.1. Corporate Existence; Compliance with Law                             29
  3.2. Executive Offices; Corporate or Other Names                          29
  3.3. Corporate Power; Authorization; Enforceable Obligations              30
  3.4. Financial Statements and Projections                                 30
  3.5. Material Adverse Change; Solvency                                    31
  3.6. Ownership of Real Property; Liens                                    32
  3.7. Restrictions; No Default; Material Contracts                         32
  3.8. Labor Matters                                                        33
  3.9. Ventures, Subsidiaries and Affiliates; Outstanding Stock and
         Indebtedness; Unrestricted Subsidiaries                            33
  3.10. Government Regulation                                               34
  3.11. Margin Regulations                                                  34
  3.12. Taxes                                                               34
  3.13. ERISA                                                               35
  3.14. No Litigation                                                       36
  3.15. Brokers                                                             36
  3.16. Patents, Trademarks, Copyrights and Licenses                        36


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  3.17. Hazardous Materials                                                 37
  3.18. Insurance Policies                                                  37
  3.19. Blocked Accounts and Lock Boxes                                     37
  3.20. Year 2000 Representations                                           37
  3.21. Continuance of Collateral Documents; Substitution                   37

4. FINANCIAL STATEMENTS AND INFORMATION                                     38
  4.1. Reports and Notices                                                  38
  4.2. Communication with Accountants                                       38

5. AFFIRMATIVE COVENANTS                                                    38
  5.1. Maintenance of Existence and Conduct of Business                     38
  5.2. Payment of Charges and Claims                                        39
  5.3. Books and Records                                                    39
  5.4. Litigation                                                           39
  5.5. Insurance; Casualty and Condemnation                                 39
  5.6. Compliance with Laws                                                 41
  5.7. Agreements                                                           41
  5.8. Supplemental Disclosure                                              42
  5.9. Environmental Matters                                                42
  5.10. Landlord's and Bailee's/Warehousemen's Agreements                   42
  5.11. Certain Obligations Respecting Subsidiaries                         43
  5.12. Application of Proceeds                                             43
  5.13. Fiscal Year                                                         43
  5.14. Employee Plans                                                      43
  5.15.  Intellectual Property                                              43
  5.16.  Year 2000 Problems                                                 44

6. NEGATIVE COVENANTS                                                       44
  6.1. Mergers, Subsidiaries, Etc                                           44
  6.2. Investments                                                          46
  6.3. Indebtedness                                                         46
  6.4. Affiliate and Employee Loans and Transactions; Employment Agreements 47
  6.5. Capital Structure and Business                                       48
  6.6. Guaranteed Indebtedness                                              49
  6.7. Liens                                                                49
  6.8. Sale of Assets                                                       50
  6.9. ERISA                                                                50
  6.10. Financial Covenants                                                 50
  6.11. Hazardous Materials                                                 51
  6.12. Sale-Leasebacks                                                     51
  6.13. Cancellation of Indebtedness; Amendments                            51
  6.14. Restricted Payments                                                 51
  6.15. [Reserved.]                                                         52
  6.16. Blocked Accounts                                                    52
  6.17. No Speculative Transactions                                         52
  6.18. Margin Regulations                                                  52
  6.19. Limitation on Negative Pledge Clauses                               52
  6.20. Accounting Changes; Fiscal Year                                     52


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7. TERM                                                                     53
  7.1. Duration                                                             53
  7.2. Survival of Obligations                                              53

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES                                   53
  8.1. Events of Default                                                    53
  8.2. Remedies                                                             55
  8.3. Waivers by Borrower                                                  56

9.AGENT                                                                     56
  9.1. Appointment, Powers and Immunities                                   56
  9.2. Reliance by Agent                                                    57
  9.3. Defaults                                                             57
  9.4. Rights as a Lender                                                   57
  9.5. Indemnification                                                      57
  9.6. Non-Reliance on Agent and Other Lenders                              58
  9.7. Failure to Act                                                       58
  9.8. Resignation of Agent                                                 58
  9.9. Consents under Loan Documents                                        59
  9.10. Collateral Matters                                                  59
  9.11. Advances; Payments; Non-Funding Lenders; Information; Actions
          in Concert                                                        60

10.SUCCESSORS AND ASSIGNS                                                   62
  10.1.  Successors and Assigns                                             62
  10.2.  Assignments and Participations                                     62

11. MISCELLANEOUS                                                           64
  11.1.  Complete Agreement; Modification of Agreement                      64
  11.2.  Fees and Expenses                                                  65
  11.3.  No Waiver                                                          66
  11.4.  Remedies                                                           66
  11.5.  Severability                                                       66
  11.6.  Conflict of Terms                                                  66
  11.7.  Right of Set-off                                                   66
  11.8.  Authorized Signature                                               67
  11.9.  GOVERNING LAW                                                      67
  11.10.  Notices                                                           68
  11.11.  Section Titles                                                    69
  11.12.  Counterparts                                                      69
  11.13.  Time of the Essence                                               69
  11.14.  WAIVER OF JURY TRIAL                                              69
  11.15.  Press Releases; Publicity                                         70
  11.16.  Reinstatement                                                     70
  11.17.  Advice of Counsel                                                 70
  11.18.  No Strict Construction                                            70


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                               INDEX OF APPENDICES

Annex A           -     Definitions
Annex B           -     Cash Management System
Annex C           -     Schedule of Closing Documents
Annex D           -     Financial Statements, Projections and Notices
Annex E           -     Insurance Requirements
Annex F           -     Letters of Credit
Annex G           -     Lenders' Wire Transfer Information

Schedule 3.2      -     Executive Offices; Trade Names
Schedule 3.5      -     Material Adverse Change; Solvency
Schedule 3.6      -     Real Estate and Leases
Schedule 3.7      -     Material Contracts
Schedule 3.8      -     Labor Matters
Schedule 3.9      -     Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.12     -     Tax Matters
Schedule 3.13     -     ERISA Plans
Schedule 3.14     -     Litigation
Schedule 3.16     -     Patents, Trademarks, Copyrights and Licenses
Schedule 3.17     -     Hazardous Materials
Schedule 3.18     -     Insurance Policies
Schedule 3.19     -     Disbursement and Deposit Accounts
Schedule 6.2      -     Investments
Schedule 6.3      -     Indebtedness
Schedule 6.4      -     Loans to and Transactions with Employees
Schedule 6.6      -     Guarantees
Schedule 6.7      -     Liens
Schedule 6.8      -     Asset Dispositions
Schedule 6.12     -     Sale-Leaseback Transactions
Schedule 6.19     -     Negative Pledge Clauses
Schedule 11.8     -     Authorized Signatures

Exhibit A-1       -     Form of Notice of Revolving Credit Advance
Exhibit A-2       -     Form of Notice of Term Loan Advance
Exhibit A-3       -     Form of Notice of
                       Conversion/Continuation
Exhibit B         -     Form of Borrowing Base Certificate
Exhibit C-1       -     Form of Revolving Credit Note
Exhibit C-2       -     Form of Term Note
Exhibit C-3       -     Form of Swing Line Note
Exhibit D         -     Form of Borrower Security Agreement
Exhibit E         -     Form of Borrower Pledge Agreement
Exhibit F         -     Form of Assignment Agreement

Note: Appendices other than Annex-A "Definitions" have not been included in the Company's filing but will be made available to the S.E.C. upon request.


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

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 1998, among SCOTT TECHNOLOGIES, INC. (formerly Figgie International Inc.), a Delaware corporation ("Borrower"), the lenders listed on the signature pages hereof or which pursuant to Section 10.2 shall become a "Lender" hereunder (each individually, a "Lender" and collectively, "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), as agent hereunder for Lenders (in such capacity, together with its successors in such capacity, "Agent").

                                    RECITALS

      WHEREAS, Borrower has entered into the Credit Agreement, dated as of December 19, 1995 (as amended, the "Original Credit Agreement"), with GE Capital as agent and sole lender;

      WHEREAS, Borrower and GE Capital, as agent and sole lender under the Original Credit Agreement, desire to amend and restate such Original Credit Agreement;

      WHEREAS, capitalized terms used herein shall have the meanings ascribed to them on Annex A. All Schedules, Annexes, Attachments, Exhibits and other attachments hereto (collectively, "Appendices"), or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Appendices, all Appendices referred to herein shall mean the Appendices as in effect at the Closing Date. As used herein, the plural shall include the singular, the singular includes the plural, and pronouns in any gender (masculine, feminine or neuter) all apply to all genders. These Recitals shall be construed as part of this Agreement.

      WHEREAS, Borrower, Agent and Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Original Credit Agreement shall be superseded by this Agreement;

      WHEREAS, notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, Borrower shall continue to be liable to Lenders with respect to agreements and obligations on the part of Borrower under the Original Credit Agreement to indemnify and hold harmless Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which any Lender may be subject arising in connection with the Original Credit Agreement;

      WHEREAS, notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing by Borrower under the Original Credit Agreement shall continue to be secured by the "Collateral" (as defined in the Original Credit Agreement) and Borrower acknowledges and agrees that such "Collateral" remains subject to a security interest in favor of Agent for the benefit of Lenders and to secure the obligations of Borrower re-evidenced by this


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Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree that the Original Credit Agreement is hereby amended and restated in its entirety to read as set forth above and as follows:

1.    AMOUNT AND TERMS OF CREDIT

      1.1.  Credit Facilities.

            (a)   Revolving Credit Facility.

                  (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available, from time to time, from the Closing Date until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor to Agent, advances (each, together with any payments made in respect of any Letter of Credit Obligations which are automatically deemed to constitute Advances pursuant to paragraph (b) of Annex F, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Credit Loan of any Revolving Lender shall not exceed its separate Revolving Credit Commitment. The aggregate principal amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (x) the Borrowing Availability and (y) the Revolving Credit Commitment less such Reserves as Agent determines in its reasonable credit judgment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1(a).

                  (ii) Borrower shall give Agent (which shall promptly notify Revolving Lenders) notice of each borrowing hereunder as provided in Section 1.1(a)(iii) and, subject to Section 9.11, on the date specified for such borrowing each Revolving Lender shall make available the amount of the Revolving Credit Advance or Advances to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower.

                  (iii) Each notice of a borrowing of a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by Borrower to Agent at its address at 201 High Ridge Road, Stamford, Connecticut 06927-5100, Attention: Portfolio Analyst, Telephone No. (203) 708-1036, Telecopy No. (203) 316-7817, given no later than 11:00 a.m. (New York City time) on the Business Day of the proposed Revolving Credit Advance. Each such notice of borrowing (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A-1, specifying therein the requested date, the amount of such Revolving Credit Advance, the Type or Types of advance comprising such Revolving Credit Advance and the amount of each such Type, and the LIBO Rate Period for each such Revolving Credit Advance which is a LIBO Rate Loan. Each Revolving Credit Advance shall be deemed to be an Index Rate Loan unless otherwise specified by Borrower in the Notice of Revolving Credit Advance delivered to Agent in relation to such Revolving Credit Advance in accordance with the procedures and time set forth in this


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

Section 1.1(a)(iii). Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary. Each LIBO Rate Loan shall be in a minimum amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (iv) The Revolving Credit Advances made by each Lender shall be evidenced by a single promissory note of Borrower for each Lender substantially in the form of Exhibit C-1, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed. The date, amount, Type and interest rate of each Revolving Credit Advance of each Type made by each Lender and each payment of principal with respect thereto shall be recorded on the books and records of such Lender which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

                  (v) Borrower shall furnish to Agent and each Lender a Borrowing Base Certificate, substantially in the form of Exhibit B, completed and signed by a Responsible Officer, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex D. Borrower may furnish to Agent and each Lender more frequent Borrowing Base Certificates.

            (b)   Term Loan Facility.

                  (i) Subject to the terms and conditions hereof, each Term Lender agrees to make available, from time to time, from the Closing Date until October 15, 1999 (the "Commencement Date"), for Borrower's use and upon the request of Borrower therefor to Agent, term loans in minimum $10,000,000 increments (each a "Term Loan Advance"; collectively, the "Term Loan"). The Pro Rata Share of the Term Loan of any Term Lender shall not exceed its separate Term Loan Commitment. The aggregate principal amount of the Term Loan outstanding shall not exceed at any time the Term Loan Commitment.

                  (ii) Borrower shall give Agent (which shall promptly notify Term Lenders) notice of each borrowing hereunder as provided in Section 1.1(b)(iii) and, subject to Section 9.11, on the date specified for such borrowing each Term Lender shall make available the amount of the Term Loan Advance to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower.

                  (iii) Each notice of a borrowing of a Term Loan Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by Borrower to Agent at its address at 201 High Ridge Road, Stamford, Connecticut 06927-5100,
Attention: Portfolio Analyst, Telephone No. (203) 708-1036, Telecopy No. (203) 316-7817, given no later than


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

11:00 a.m. (New York City time) on the Business Day of the proposed Term Loan Advance. Each such notice of borrowing (a "Notice of Term Loan Advance") shall be substantially in the form of Exhibit A-2, specifying therein the requested date, the amount of such Term Loan, the Type or Types of advance comprising such Term Loan Advance and the amount of each such Type, and the LIBO Rate Period for each such Term Loan Advance which is a LIBO Rate Loan. Each Term Loan Advance shall be deemed to be an Index Rate Loan unless otherwise specified by Borrower in the Notice of Term Loan Advance delivered to Agent in relation to such Revolving Advance in accordance with the procedures and time set forth in this
Section 1.1(b)(iii). Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Term Loan Advance believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary. Each LIBO Rate Loan shall be in a minimum amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (iv) The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit C-2, and Borrower shall execute and deliver a Term Note to each Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.4.

                  (v) Borrower shall pay the principal amount of the Term Loan in twenty (20) consecutive quarterly installments on the first Business Day of January, April, July and October of each year, commencing January 2, 2000, and in the percentage amounts of the aggregate principal amount of the Term Loan outstanding on the Commencement Date (such aggregate being the "Aggregate Term Amount"), as follows:

                                      Installment Amount
                                        (Percentage of
                                     Aggregate Term Amount
         Payment Date                on Commencement Date)
         ------------                ---------------------

         January 2, 2000                    1.67%
         April 1, 2000                      1.67%
         July 1, 2000                       1.67%
         October 1, 2000                    1.67%

         January 2, 2001                    3.33%
         April 1, 2001                      3.33%
         July 1, 2001                       3.33%
         October 1, 2001                    3.33%

         January 2, 2002                    5.00%
         April 1, 2002                      5.00%
         July 1, 2002                       5.00%


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         October 1, 2002                    5.00%

         January 2, 2003                    6.67%
         April 1, 2003                      6.67%
         July 1, 2003                       6.67%
         October 1, 2003                    6.67%

         January 2, 2004                    8.33%
         April 1, 2004                      8.33%
         July 1, 2004                       8.33%
         October 1, 2004                    Balance

            Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

                  (vi) Each scheduled payment and each prepayment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to and in reduction of each such Term Lender's respective Term Loan Commitment.

                  (vii) Additional Term Lenders may become parties hereto and existing Term Lenders may increase their Term Loan Commitments in each case with the consent of the Agent and, so long as no Event of Default has occurred and is continuing, Borrower, which consent of Borrower shall not be unreasonably withheld, denied or delayed, from time to time until the first to occur of: (x) November 1, 1999 or (y) until the aggregate Term Loan Commitments of all Term Lenders equals $75,000,000. Each Term Lender shall have and maintain a Term Loan Commitment of at least $5,000,000.

            (c) Swing Line Facility.

                  (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Borrowing Base, in each case, less the outstanding balance of the Revolving Credit Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay (including repayment from proceeds from any Revolving Credit Loan which is a LIBO Rate Loan) and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with
Section 1.1(a)(iii). Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal


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

amount of the Swing Line Loan upon demand therefor by Agent.

                  (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit C-3 (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(g) or 8.1(h) shall have occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                  (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(g) or 8.1(h) shall have occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participating interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the


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conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

            (d) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

      1.2. Prepayments.

            (a) Voluntary Prepayments. Borrower may at any time on at least five
(5) days' prior written notice to Agent voluntarily prepay all or part of the Term Loan; provided that any such prepayments shall be in a minimum amount of $5,000,000. The amount of any prepayment of the Term Loan may not be reborrowed by Borrower. In addition, Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Credit Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Credit Loan Commitment must be accompanied by the payment of any LIBO Rate funding breakage costs in accordance with Section 1.15(c) and all due but unpaid interest and Fees. Upon any such prepayment and termination of the Revolving Credit Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be terminated. Any partial prepayments of the Term Loan made by Borrower shall be applied to ratably prepay the scheduled installments of the Term Loan.

            (b) Mandatory Prepayments.

                  (i) If at any time the outstanding balance of the Revolving Credit Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less, in each case, the outstanding Swing Line Loan at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex F to the extent required to eliminate such excess.

                  (ii) Immediately upon receipt by any Loan Party of any Net Proceeds, Borrower shall prepay the Loans in an amount equal to all such Net Proceeds in


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

excess of $10,000,000 in the aggregate. Net Proceeds, for purposes of this
Section 1.2(b)(ii) shall include condemnation proceeds, but shall exclude (a) Net Proceeds of asset dispositions permitted by Section 6.8(i) and (b) in the absence of an Event of Default, Net Proceeds of (x) the Snorkel Sale and (y) the Dispositions; provided, however, that in the case of the Dispositions occurring prior to the repayment in full of the Senior Notes, if Net Borrowing Availability (prior to taking into effect the repayment in full of the Senior Notes) does not exceed $40,000,000 at such time, Borrower shall deposit such Net Proceeds thereof in an escrow account on terms acceptable to the Agent for the purposes of satisfying its payment obligations under the Senior Notes (with any excess Net Proceeds being released to Borrower after repayment in full of the Senior Notes). Any such prepayment shall be applied in accordance with clause
(c) below.

                  (iii) Upon the occurrence and during the continuance of an Event of Default or if the Net Borrowing Availability (prior to taking into effect the repayment in full of the Senior Notes) does not exceed $40,000,000, Borrower shall prepay the Loans in an amount equal to all proceeds from the sale or issuance of equity or debt securities no later than the Business Day following the date of receipt of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                  (iv) From January 1, 2001 until the Termination Date, Borrower shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrower's annual audited Financials for the immediately preceding Fiscal Year are delivered pursuant to Annex D or (B) the date on which such annual audited Financials were required to be delivered pursuant to Annex D, in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by a Responsible Officer of Borrower certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Agent.

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clauses (b)(ii), (b)(iii), or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to ratably prepay the scheduled installments of the Term Loan, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; sixth, to interest then due and payable on the Revolving Credit Advances; seventh, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor to the extent required in Annex F, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex F. Neither the Revolving Credit Commitment nor the Swing Line Commitment shall be permanently reduced by the


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

amount of any such prepayments.

            (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.5(d) shall be applied ratably among the Swing Line Loans, the Revolving Credit Advances and the scheduled installments of the Term Loan. Neither the Revolving Credit Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

            (e) Nothing in this Section 1.2 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses
(b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.3. Use of Proceeds.

            (a) Borrower shall use the proceeds of the Revolving Credit Advances to provide for (i) Permitted Acquisitions, (ii) Permitted Senior Note Purchases,
(iii) Permitted Stock Buy Backs, (iv) Capital Expenditures, (v) Letter of Credit Obligations and (vi) general corporate purposes, and to pay any losses, costs or expenses payable by Borrower pursuant to Section 1.15(c).

            (b) Borrower shall use the proceeds of the Term Loan to provide for
(i) Permitted Senior Note Purchases (either directly or indirectly in replacement of any Revolving Credit Advances made for such purposes) and (ii) the refinancing of the Senior Notes at their maturity.

      1.4. Interest and Applicable Margins.

            (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBO Rate plus the Applicable Revolver LIBO Rate Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time;
(ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBO Rate plus the Applicable Term Loan LIBO Rate Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

            The Applicable Revolver Index Margin, Applicable Term Loan Index Margin, Applicable Revolver LIBO Rate Margin, Applicable Term Loan LIBO Rate Margin, Applicable L/C Margin and Applicable Unused Line Fee Margin will be 1.00%, 1.00%, 2.50%, 2.50%, 1.75%, and 0.50% per annum, respectively, as of the
Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of


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

Borrower's quarterly Financials to Lenders for the Fiscal Quarter ending December 31, 1999. Adjustments in Applicable Margins will be determined by reference to the following grids:

                               Applicable Margins

                                                   Level of
                  If Leverage Ratio is:       Applicable Margins:
                  ---------------------       -------------------

                           >4.00                     Level I
                  >3.50, but a 4.00                  Level II
                  >3.00, but a 3.50                  Level III
                  >2.50, but a 3.00                  Level IV
                          < = 2.50                   Level V

                               Applicable Margins

                             Level I    Level II  Level III  Level IV    Level V

Applicable Revolver           1.50%      1.25%      1.00%      0.75%      0.25%
Index Margin

Applicable Revolver           3.00%      2.75%      2.50%      2.25%      1.75%
LIBO Rate Margin

Applicable Term Loan          1.50%      1.25%      1.00%      0.75%      0.25%
Index Margin

Applicable Term Loan          3.00%      2.75%      2.50%      2.25%      1.75%
LIBO Rate Margin

Applicable L/C Margin         2.25%      2.00%      1.75%      1.50%      1.00%

                       Applicable Unused Line Fee Margins

                                                     Level of Applicable
        If Leverage Ratio is:                     Unused Line Fee Margins:
        ---------------------                     ------------------------

                  >3.50                                    Level I
                 >=3.50                                    Level II

                       Applicable Unused Line Fee Margins

                                   Level I          Level II
                                   -------          --------

   Applicable Unused Line Fee       0.50%            0.375%
          Margins


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

            All adjustments in the Applicable Margins after December 31, 1999 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financials of Borrower evidencing the need for an adjustment. Concurrently with the delivery of those Financials, Borrower shall deliver to Agent and Lenders a certificate, signed by a Responsible Officer of Borrower, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            (b) If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBO Rate Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent and on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith. In the event Borrower fails to select an interest rate, the applicable Loans shall bear interest at a rate based upon the Index Rate. All outstanding Obligations other than the principal amount of the LIBO Rate Loans shall bear interest at the Index Rate.

            (d) Upon the occurrence and during the continuance of any Default or upon the occurrence of an Event of Default under Section 8.1(a), the interest rate applicable to all of the Obligations, including, without limitation, the Revolving Credit Loan, may in the sole discretion of Required Lenders be increased, effective upon notice to Borrower of such increase from Agent on behalf of Required Lenders, to the Default Rate, and shall be payable on demand; provided, however, that upon the occurrence of an Event of Default specified in
Section 8.1(f), (g) or (h), the interest rate applicable to all of the Obligations shall be increased automatically to the Default Rate without the necessity of any action on the part of Required Lenders and shall be payable on demand. Upon the occurrence and during the continuance of a Default or an Event of Default, Borrower shall not be permitted to select an interest rate based on the LIBO Rate or convert an Index Rate Loan to a LIBO Rate Loan.

            (e) So long as no Default or Event of Default shall have occurred and be continuing and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBO Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBO Rate Loans, (iii) convert any LIBO Rate Loan to an Index Rate Loan, subject to payment of LIBO Rate breakage costs


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

in accordance with Section 1.15(c) if such conversion is made prior to the expiration of the LIBO Rate Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBO Rate Loan upon the expiration of the applicable LIBO Rate Period and the succeeding LIBO Rate Period of that continued Loan shall commence on the last day of the LIBO Rate Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBO Rate Loan must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBO Rate, (2) the end of each LIBO Rate Period with respect to any LIBO Rate Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBO Rate Loan for a LIBO Rate Period designated by Borrower in such election. If no election is received with respect to a LIBO Rate Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBO Rate Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBO Rate Loan shall be converted to an Index Rate Loan at the end of its LIBO Rate Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit A-3.

            (f) Notwithstanding anything to the contrary set forth in this
Section 1.4, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by each Lender from the making of Revolving Credit Advances hereunder is equal to the total interest which such Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.4(a) and (c) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.4(d), shall make a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

            (g) Notwithstanding any other provision of this Agreement, there shall not at any time be in effect (and Borrower shall not be entitled to select) more than five LIBO Rate Periods with respect to all outstanding Revolving Credit Advances which are LIBO Rate Loans nor more than five LIBO Rate Periods with respect to all outstanding Term Loan Advances which are LIBO Rate Loans.

      1.5. [Reserved.]

            1.6. Fees. As compensation for Agent's and Lender's costs, skills, services and efforts incurred and expended in making the Revolving Credit Loan and the Letters of Credit available to Borrower, Borrower agrees to pay to Agent for its own account or the account of Lenders, as the case may be, the following fees and expenses and to Agent for its own account and such other fees as are set forth in a separate fee letter, dated December 14, 1998, between Borrower and Agent:

            (a) an unused facility fee (the "Non-use Fee") payable to Agent for the ratable benefit of Lenders, subject to the provisions of Section 1.4(a), in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360-day year and actual days elapsed) of the sum of (i) the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances each of the Revolving Credit Loan and the Swing Line Loan outstanding during the period for which such fee is due and (ii) prior to the Commencement Date the difference between (x) the aggregate Term Loan Commitment and (y) the average for the period of the daily closing balances of the Term Loan outstanding during the period for which such fee is due;

            (b) a termination fee (the "Termination Fee") payable to Agent for the ratable benefit of Lenders (on the basis of each Lender's respective Revolving Loan Commitment and Term Loan Commitment prior to the Commencement
Date), in an amount equal to (i) $750,000 plus (ii) amounts being prepaid under the Term Loan multiplied by one percent (1.0%), payable on the date of any termination of the Revolving Credit Commitment prior to the second anniversary of the Closing Date. The Termination Fee shall also be payable upon any acceleration of the Revolving Credit Loan following an Intentional Default. "Intentional Default" shall mean any action taken by any Loan Party or omission by any of them to take any action with the intent to create, and which shall have resulted in, an Event of Default; and

            (c) (i) to Agent, or the Issuing Bank, as the case may be, as compensation for any Letter of Credit Obligations incurred by it, all reasonable or customary costs and expenses incurred by Agent or the Issuing Bank, as the case may be, on account of such Letter of Credit Obligations and (ii) to Agent for the account of Lenders, as compensation for any Letter of Credit Obligations incurred by Lenders, a letter of credit fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin per annum (calculated on the basis of a 360-day year and actual days elapsed) on the face amount of all Letter of Credit Obligations incurred by them, payable in arrears (x) for the preceding calendar month, on the first Business Day of the succeeding month, and (y) on the Commitment Termination Date.

Upon the occurrence and during the continuance of a Default or upon the occurrence of an Event of Default under Section 8.1(a), the Letter of Credit Fee may in the sole discretion of Required Lenders be increased, effective upon notice to Borrower of each increase from Agent on behalf of Required Lenders, to a per annum rate which is two percent (2.0%) per annum in excess of the rate that would otherwise be applicable, and shall be payable upon demand by Agent; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(f), (g) or (h), the Letter of Credit Fee shall be increased automatically to the rate which is two percent (2.0%) per annum in excess of the otherwise applicable rate without the necessity of any action on the part of Required Lenders and shall be payable on demand. The fees, costs and expenses provided for in this paragraph (c) are in addition to any fees, costs and expenses payable to the issuers of the Letters of Credit, all of which will be paid by Borrower and, if not otherwise paid by Borrower, will be charged to any accounts of Borrower maintained by Agent as Revolving Credit Advances.

            1.7. Cash Management System. On or prior to the Closing Date, Borrower will establish and maintain until the Termination Date, the cash management system described in Annex B.

            1.8. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date,
(a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the Collection Account and notice to Agent of such deposit and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit in the Collection Account (together with notice to Agent of such deposit). Subject to Section 9.11, each payment received by Agent under this Agreement, any Revolving Credit Note or any Term Note for the account of any Lender shall be paid by Agent promptly to such Lender, in the same funds received, for application to the Revolving Credit Advances, Term Loans or other obligation in respect of which such payment is made.

      1.9. [Reserved.]

            1.10. Application and Allocation of Payments. So long as no Default or Event of Default shall have occurred and be continuing, (i) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.2(a); and (ii) mandatory prepayments shall be applied as set forth in Sections 1.2(c) and 1.2(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by all Lenders with respect thereto, the same shall be applied in the following order: (i) then due and payable Fees, expenses and other Obligations (including Loans made by Agent in its capacity as Agent) owing to Agent; (ii) then due and payable Fees and expenses of Lenders;
(iii) then due and payable interest on the Swing Line Loan; (iv) then due and payable principal payments on the Swing Line Loan; (v) then due and payable interest payments on the other Loans, ratably in proportion to the interest accrued as to each Loan; (vi) then due and payable Obligations to Agent or a Lender in respect of an interest rate hedging arrangement; (vii) then due and payable Obligations to Lenders other than Fees, expenses and interest and principal payments; (viii) then due and payable principal payments on the other Loans; and (ix) to the extent there are no other Obligations then due and payable, to Borrower or its successors or assigns or as a court of competent jurisdiction may direct, it being understood, subject to Sections 1.2(b) and 8.2, that the foregoing clauses (i) through (ix) shall not require Borrower to cash collateralize the Letter of Credit Obligations. Notwithstanding any other provision of this Agreement, Agent on behalf of Lenders is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees that the making of any such Advance in excess of the Borrowing Availability shall constitute an automatic Event of Default unless Borrower repays such Advance within one (1) Business Day after demand by Agent. Any such Revolving Credit Advance shall be deemed to be a Revolving Credit Advance for purposes of this Agreement notwithstanding the fact that the conditions contained in Section 2.2 have not been satisfied with respect to such Revolving Credit Advance.

            1.11. Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower ("Payor") prior to the date on which Payor is to make payment to Agent of (in the case of a Lender) the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (in the case of Borrower) a payment to Agent for account of one or more of Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date;

and, if Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Index Rate in the case of Borrower and the Federal Funds Rate in the case of a Lender for such day and, if such recipient(s) shall fail promptly to make such payment, Agent shall be entitled to recover such amount, on demand, from Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor Payor shall return the Required Payment to Agent within three (3) Business Days after notice from Agent of such Advance, then, retroactively to the Advance Date, Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (i) if the Required Payment shall represent a payment to be made by Borrower to Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (and, in case the recipient(s) shall return the Required Payment to Agent, without limiting the obligation of Borrower hereunder to pay interest to such recipient(s) at the Default Rate in respect of the Required Payment); and

                  (ii) if the Required Payment shall represent proceeds of a
            Revolving Credit Advance to be made by Lenders to Borrower, Payor and Borrower shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant hereto (and, in case Borrower shall return the Required Payment to Agent, without limiting any claim Agent or Borrower may have against Payor in respect of the Required Payment).

Nothing in this Section 1.11 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

      1.12. Sharing of Payments, Etc.

            (a) Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of the last sentence of Section 1.1(f)), to offset balances held by it for the account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any Loans made by such Lender or any other amount payable to such Lender hereunder, that in each of the foregoing events is not paid when due beyond any applicable grace period (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any Note held by it or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each Lender. Amounts received by Agent under this paragraph shall be treated as a payment received from Borrower under Section 1.10. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) pursuant to Section 1.12(b) may exercise, in a manner consistent with Section 1.12(a), all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Notes or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 1.12 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.12 to share in the benefits of any recovery on such secured claim.

      1.13. [Reserved.]

            1.14. Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written


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statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

      1.15. Indemnity.

            (a) Borrower shall indemnify and hold Agent, each Lender and their respective Affiliates and their respective officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs; provided, however, that Borrower shall not be responsible to any such Indemnified Person (i) to the extent that any such losses, damages, liabilities or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to be attributable solely to the gross negligence or willful misconduct of such Indemnified Person or (ii) to the extent that such losses, damages, liabilities or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen solely as the result of an action, suit or proceeding initiated by Borrower against such Indemnified Person which is resolved in a final non-appealable judgment by a court of competent jurisdiction unfavorably to such Indemnified Person. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

In any suit, proceeding or action brought by Agent or Lenders relating to any Account, Chattel Paper, Contract, General Intangible, Instrument, Equipment or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, Borrower shall save, indemnify and keep


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

Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or Lenders.

            (b) Borrower hereby acknowledges and agrees that neither Agent nor any Lender (as of the date hereof) (i) is now or has ever been in control of any of the Subject Property or the affairs of any Loan Party, and (ii) has the capacity through the provisions of the Loan Documents to influence conduct with respect to the ownership, operation or management of any of the Subject Property.

            (c) To induce Lenders to provide the LIBO Rate option on the terms provided herein, if (i) any LIBO Rate Loans are repaid in whole or in part prior to the last day of any applicable LIBO Rate Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBO Rate Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBO Rate Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBO Rate Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBO Rate Loan through the purchase of a deposit bearing interest at the LIBO Rate in an amount equal to the amount of that LIBO Rate Loan and having a maturity comparable to the relevant LIBO Rate Period; provided, however, that each Lender may fund each of its LIBO Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.15(c) and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.16. Access; Confidentiality.

            (a) Borrower shall: (i) provide access during normal business hours to Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent and its officers,


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

employees and agents shall have access at any and all times), to the properties and facilities of Borrower or any of its Subsidiaries; (ii) permit Agent and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's and its Subsidiaries' records, files and books of account; and
(iii) subject to the terms of the Fee Letter, permit Agent and any of its officers, employees and agents on behalf of Lenders, upon prior notice to Borrower (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent and its officers, employees and agents shall be permitted to inspect, audit and make such extracts at any and all times) to conduct audits to inspect, review and evaluate the Collateral, and Borrower agrees to render to Agent at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that Borrower shall be permitted to have a representative of Borrower present during any such visit, inspection or audit by Agent or Agent's officers, employees or agents, it being understood that Borrower's right to have a representative present shall not result in a delay of any such visit, inspection or audit. Borrower shall, and shall cause each of its Subsidiaries to, make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower. Upon notice from Agent, Borrower shall instruct its certified public accountants and its banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request.

            (b) Agent and each Lender shall use reasonable, good faith efforts to maintain as confidential any information (other than any public information) supplied to them hereunder or under any other Loan Document (the "Confidential Information") on the following terms and conditions: (i) Agent and each Lender may disclose any Confidential Information (w) only on a confidential and "need-to-know" basis to Agent's or such Lender's outside agents and consultants (including attorneys and accountants), (x) to directors, officers and employees of Agent or such Lender, (y) to other employees of other Affiliates or Subsidiaries of Agent or such Lender, but only on a confidential and "need-to-know" basis, and (z) to examiners, auditors and investigators having regulatory authority over Agent or such Lender; (ii) Agent or any Lender may release or disclose without liability of any kind any Confidential Information in its possession if such release or disclosure is (w) reasonably believed by it to be compelled by any court decree, subpoena, or other legal or administrative order or process, provided that Borrower shall be given prior notice of any such release or disclosure, (x) on the advice of its counsel, otherwise required by law, (y) on the advice of its counsel, necessary or appropriate in connection with any litigation or other proceeding having its or any of its Affiliates as a party thereto or (z) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 1.16(b). In no event shall Agent or any Lender or any of their respective Affiliates be liable for any indirect, punitive, exemplary, or


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

consequential damages resulting from any release or disclosure of Confidential Information; and (iii) this Section 1.16(b) relates only to Confidential Information disclosed by Borrower or any of its Subsidiaries to Agent or any Lender. Any disclosure made by Borrower or its Subsidiaries to any Affiliate of Agent or any Lender, or any of their respective divisions or other Subsidiaries shall be outside the scope of this Section 1.16(b) and shall be confidential or not as the party by whom and the Person to whom such disclosures are made may agree. Neither Agent nor any Lender shall be precluded from disclosing or making use of any information (w) which is not Confidential Information, (x) of which it was aware or which was in its possession prior to any disclosure to it by Borrower, (y) which subsequently comes into its possession from sources independent of Borrower or Agent and is not subject to an obligation of confidentiality of which Agent or such Lender is aware, or (z) which was or is independently developed by Agent or such Lender. Agent and each Lender shall use the same standard of care in safeguarding Confidential Information as it employs in protecting its own proprietary information which it desires not to disseminate or publish. Agent and each Lender shall advise any outside agent or consultant receiving any Confidential Information of the confidential nature of the material disclosed and the purpose for which it is disclosed, but neither Agent nor any Lender shall be liable for any misappropriation or misuse of such information by such Person other than that occasioned by its own gross negligence or wilful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. Any Confidential Information given to Agent or any Lender shall cease to be restricted or covered by this Section 1.16(b), (i) the date two years after the Termination Date, or (ii) once it has or is deemed to have entered into the public domain or become known to the public or third Persons from a source other than through or under Agent or any Lender.

      1.17. Taxes.

            (a) Any and all payments by or on behalf of Borrower hereunder or under the Notes, or any other Loan Document, shall be made, in accordance with this Section 1.17, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other Loan Document to Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.17) Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

            (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c) Borrower shall indemnify and pay, within ten days of demand therefor, Agent and each Lender for the full amount of Taxes or Other Taxes (including


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

without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.17) paid by Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

            (d) Within 30 days after the date of any such payment of Taxes or Other Taxes, Borrower shall furnish to Agent or such Lender, at its address referred to in Section 11.10, the original or a certified copy of a receipt evidencing payment thereof.

            (e) If any Lender subsequently receives from a taxing authority a refund of any Tax or Other Tax previously paid by Borrower and for which Borrower has indemnified Lender pursuant to this Section 1.17, such Lender shall within 30 days after receipt of such refund, and to the extent permitted by applicable law, pay to Borrower the net amount of any such refund after deducting taxes and expenses attributable thereto.

            (f) Each Lender (or assignee) which is organized outside the United States shall so notify Borrower thereof and shall also promptly notify Borrower of any change in its funding office and shall in each case deliver to Borrower such certificates, documents or other evidence, as required by the IRC or Treasury Regulations issued pursuant thereto, including IRS Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or assignee) establishing that such payment is (i) not subject to withholding under the IRC because such payment is effectively connected with the conduct by such Lender (or assignee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless Borrower and Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or assignee) organized under the laws of a jurisdiction outside the United States.

            (g) Borrower shall not be required to pay any additional amounts to any Lender (or assignee) in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or assignee) to comply with the provisions of paragraph (f) above other than by reason of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (and in the case of an assignee, after the date of assignment or transfer).

            (h) If, as a result of an event described in subparagraph (i) or
(ii) of paragraph (g) after the Closing Date (or, in the case of an assignee, after the date of assignment or transfer), a Lender (or assignee) (i) is unable to provide to Borrower a form


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

otherwise required to be delivered by it pursuant to paragraph (f) above, or
(ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by Borrower hereunder, Borrower may, at its option, continue to make payments to such Lender (or assignee) under the terms of this Agreement and the applicable Note, which payments shall be made in accordance with paragraph (a) above. If Borrower exercises its option under subparagraph (B) of this paragraph (h), any such Lender (or assignee) agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention (including, if legally available, furnishing such certificate) to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes, except to the extent that taking such a step would be disadvantageous to such Lender (or assignee).

            1.18. Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan or portion thereof, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in clause (i) or (ii) above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.18(b).

            (c) Notwithstanding anything to the contrary contained herein, if the


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

introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBO Rate Loan, then, unless such Lender is able to agree to make or to continue to fund or to maintain such LIBO Rate Loan at another branch or office of such Lender without, in such Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBO Rate Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBO Rate Loans, together with interest accrued thereon; unless Borrower, within five Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

            (d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.17(a), 1.18(a) or 1.18(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent in its reasonable judgment. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

            1.19. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex F, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, the Letter of Credit Obligations in respect of Borrower or Borrower on behalf of its Subsidiaries.

            1.20. Single Loan. All Loans and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.


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

2. CONDITIONS PRECEDENT

            2.1. Conditions to Effectiveness of this Agreement.

      Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or any Lender hereunder, this Agreement shall not become effective until the following conditions have been fulfilled to the reasonable satisfaction of Agent, or waived in writing by Agent and Lenders:

            (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Agent and each Lender.

            (b) Agent and Lenders shall have received such documents, instruments, certificates, opinions and agreements as Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Closing Documents attached hereto as Annex C, each in form and substance satisfactory to Agent; provided that the Revolving Credit Notes hereunder shall be in substitution for all of the Revolving Credit Notes existing under the Original Credit Agreement and as in effect before giving effect to this Agreement.

            (c) Agent shall have received evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

            (d) Agent shall have received evidence satisfactory to Agent that the insurance policies provided for in Section 3.18 and Annex E are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent and Lenders in form and substance satisfactory to Agent.

            (e) Payment by Borrower to Agent for its account and the account of Lenders, as the case may be, of all Fees, costs, and expenses of closing (including fees and expenses of consultants and counsel to Agent presented as of the Closing Date).

            (f) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

            (g) Agent shall be satisfied, in its sole judgment reasonably exercised,


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

with the corporate, capital, tax, legal and management structure of each Loan Party, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting any Loan Party.

            (h) Since September 30, 1998, there has been (i) no Material Adverse Effect, (ii) no litigation which could reasonably be expected to have a Material Adverse Effect, (iii) no information or analyses which result in a material change in Agent's understanding of Borrower or the proposed transaction, (iv) no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower, and (v) no material adverse change in the leveraged finance bank market.

            2.2. Further Conditions to Initial and Each Subsequent Loan and Incurrence of a Letter of Credit Obligation. Except as otherwise expressly provided herein, it shall be a further condition to the funding of the initial and each subsequent Loan and the incurrence by GE Capital or the Issuing Bank, as the case may be, of the initial and each subsequent Letter of Credit Obligation, if any, that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:

            (a) Each Loan Party's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Loan is made or any Letter of Credit Obligation, if any, is incurred, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date (provided that any such representation or warranty given as of the date hereof shall also be true and correct on and as of the Closing Date) and except for changes therein permitted or contemplated by this Agreement.

            (b) No event shall have occurred and be continuing, or would result from the making of any Loan or the incurrence of any Letter of Credit Obligation, as the case may be, which constitutes a Default or Event of Default.

            (c) After giving effect to any Advance or the incurrence of such Letter of Credit Obligation, as the case may be, the outstanding principal amount of the Revolving Credit Loan shall not exceed the lesser of the Borrowing Base and the Maximum Amount, less, in each case, the then outstanding principal of the Swing Line Loan.

            (d) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan shall not exceed the Swing Line Availability.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBO Rate Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 (and, in the case of the initial Loan and/or Letter of Credit Obligation made or incurred on the Closing Date, Section 2.1) have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and the


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Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

      To induce Agent and Lenders to enter into this Agreement and incur any obligations hereunder, Borrower represents and warrants to Agent and Lenders that:

            3.1. Corporate Existence; Compliance with Law. (i) Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where any failure to so qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) Borrower and each Material Subsidiary has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iii) each Loan Party has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct other than those licenses, permits, consents, approvals, filings or notices which the failure to obtain, make or give, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (iv) Borrower and each Material Subsidiary is in compliance with its certificate or articles of incorporation and by-laws; and (v) each Loan Party is in compliance in all respects with all applicable provisions of law other than those provisions of law any failure to comply with, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            3.2. Executive Offices; Corporate or Other Names. The current locations of Borrower's and each Material Subsidiary's executive offices and principal place of business is set forth in Schedule 3.2, and, as of the date hereof, except as set forth on Schedule 3.2, such location has not changed during the preceding twelve months. During the five years prior to the date hereof, except as set forth on Schedule 3.2, neither Borrower nor any Material Subsidiary has been known as or used any corporate, fictitious or trade name, other than its current corporate name. In addition, Schedule 3.2 lists the federal employer identification number of Borrower and each Material Subsidiary.

            3.3. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower and each Material Subsidiary of the Loan Documents and all other instruments and documents to be delivered by Borrower or such Material Subsidiary hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein: (i) are within Borrower's or such Material Subsidiary's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's or such Material Subsidiary's certificate or articles of incorporation or by-laws


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or other organizational documents; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, the Senior Note Indenture, the Subordinated Indenture, any Material Contract or any other indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any Material Subsidiary is a party or by which any Loan Party or any of its property is bound other than any such conflicts, breaches, defaults, accelerations or terminations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or any Material Subsidiary other than those in favor of Agent or Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect, other than any such consents or approvals which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each shall then constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

      3.4. Financial Statements and Projections.

            (a) All of the following consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries, copies of which have been furnished to Agent and Lenders prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and as of the date hereof present fairly in all material respects the consolidated financial position, results of operations and cash flows of Borrower and its Subsidiaries at the dates thereof and for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments):

                  (i) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at September 30, 1998, and the related consolidated statements of income, retained earnings and cash flows for the nine-month period ended on such date; and

                  (ii) the audited consolidated balance sheet of Borrower and its Subsidiaries as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of Arthur Andersen LLC.

            (b) Borrower, as of September 30, 1998, had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Quarterly Report on Form 10-Q of Borrower for the Fiscal Quarter ended September 30, 1998 and which could reasonably be expected to have a Material Adverse Effect and are not otherwise disclosed in this Agreement or in


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writing to Agent and Lenders.

            (c) The projections of Borrower's (i) monthly operating budgets on a consolidated basis for the year ending December 31, 1999 and (ii) annual operating budgets on a consolidated basis, consolidated results of operations and cash flows for the fiscal years ending on December 31, 1999 through December 31, 2004 (the "Projections"), copies of which have been delivered to Agent and Lenders, disclose all material assumptions made with respect to general economic, financial and market conditions in formulating such Projections. As of the date hereof, to the knowledge of Borrower no facts exist which would likely result in any material change in any of such Projections. To the best of Borrower's knowledge, as of the date hereof the Projections are based upon reasonable estimates and assumptions, all of which are fair in light of known current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

            (d) As of the date hereof, no information contained in this Agreement, the other Loan Documents, the Annual Report on Form 10-K of Borrower for the Fiscal Year ended December 31, 1997, the Quarterly Reports on Form 10-Q of Borrower for the Fiscal Quarters ended March 31, June 30 and September 30, 1998 or any written statement furnished by or on behalf of any Loan Party or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

            3.5. Material Adverse Change; Solvency. As of the date hereof, neither Borrower nor any Subsidiary thereof has any obligations, contingent liabilities (to the best of the knowledge of Borrower and its Subsidiaries), or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Quarterly Report on Form 10-Q of Borrower for the Fiscal Quarter ended September 30, 1998 and which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and which are not otherwise disclosed in this Agreement or in writing to Agent. As of the date hereof, except as otherwise permitted hereunder or as set forth on Schedule 3.5, from September 30, 1998 to the date hereof no dividends, advances or other distributions have been declared, paid or made upon any Stock of Borrower and, since September 30, 1998, no shares of Stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower. Since September 30, 1998, no event or events have occurred to the best of Borrower's knowledge which, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect. After giving effect to (i) any Loan to be made on the Closing Date and/or Letter of Credit Obligations to be incurred on the Closing Date,
(ii) the disbursement of the proceeds of any such Loan and/or Letter of Credit Obligations pursuant to Borrower's instructions, and (iii) the payment and accrual of all transaction costs in connection with the foregoing, to the best of Borrower's knowledge, Borrower is Solvent and Borrower and its Subsidiaries taken as a whole are Solvent.


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

      3.6. Ownership of Real Property; Liens.

            (a) Except as described on Schedule 3.6, as of the date hereof the real estate listed on Schedule 3.6 constitutes all of the real property owned, leased, or used in its business by Borrower and its Material Subsidiaries. Except as set forth on Schedule 3.6, each of Borrower and its Material Subsidiaries holds as of the date hereof (i) good and marketable fee simple title to all of its real estate described as "owned" in fee on Schedule 3.6, and
(ii) valid leasehold interests in all of the Leases of Borrower and its Material Subsidiaries (both as lessor and lessee, sublessee or assignee) described as "leased" on Schedule 3.6. Except as described on Schedule 3.6, as of the date hereof (i) neither Borrower nor any of its Material Subsidiaries or, to Borrower's knowledge, any other party to any such material Lease described on
Schedule 3.6 is in default of its material obligations thereunder or has delivered or received any notice of default under any such material Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease, other than any such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (ii) neither Borrower nor any of its Material Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any material real property owned or leased by Borrower or any of its Material Subsidiaries except as set forth on Schedule 3.6; and (iii) no portion of any material real property owned or leased by Borrower or any of its Material Subsidiaries has suffered any material, uninsured damage by fire or other casualty loss which has not heretofore been repaired and substantially restored to its original condition. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or any of its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect except any such permits which the failure to obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) From and after the Closing Date, none of the properties and assets of Borrower or any of its Material Subsidiaries are subject to any Liens, except (i) Permitted Encumbrances and Liens otherwise permitted under Section
6.7 and (ii) the Lien in favor of Agent for the ratable benefit of Lenders pursuant to the Collateral Documents.

            3.7. Restrictions; No Default; Material Contracts. No contract, lease, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or could reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default and, to Borrower's knowledge, no third party is in default, under or with respect to any Material Contract other than any such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. Schedule 3.7, as supplemented from time to time by written disclosures to Agent, sets forth a complete and accurate list of all Material Contracts of Borrower and


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

each of the Material Subsidiaries.

            3.8. Labor Matters. Except as set forth on Schedule 3.8, as of the date hereof, there are no strikes or other labor disputes against any Loan Party that are pending or, to Borrower's knowledge, threatened which could reasonably be expected to cause a Material Adverse Effect. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. All material payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party. Except as set forth on Schedule 3.8, as of the date hereof, no Loan Party has any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each material agreement listed on Schedule 3.8 will be provided to Agent upon Agent's request. As of the date hereof, there are no organizing activities involving any Loan Party pending or, to Borrower's knowledge, threatened by any labor union or group of employees which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the date hereof, there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition, and, there are no complaints or charges against any Loan Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual, other than any such proceedings, demands for recognition, complaints or charges which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.8, as of the date hereof, there are no consent decrees, judgments, orders, injunctions, arbitral awards or other decisions which have a continuing effect on Borrower or any Loan Party as of the date hereof, before any Governmental Authority or any other tribunal (including any arbitral tribunal) which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            3.9. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness; Unrestricted Subsidiaries. Except as set forth on Schedule 3.9, as supplemented from time to time in written disclosures to Agent, as of the date hereof Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, is not an Affiliate of any other Person and does not have any Unrestricted Subsidiaries (as defined in the Senior Note Indenture). Except as set forth on Schedule 3.9, as of the date hereof each of Borrower's Subsidiaries conducts no material business operations and owns no material property or assets. The Stock of each Loan Party (other than Borrower) owned by each of the stockholders thereof named on Schedule 3.9 constitutes as of the date hereof all of the issued and outstanding Stock of such Loan Party. Except as set forth on Schedule 3.9, as of the date hereof there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Material Subsidiary may be required to issue, sell or purchase any Stock or other equity security.


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

Schedule 3.9 lists all outstanding Stock of each Loan Party (other than Borrower) as of the Closing Date. Schedule 6.3 lists all Indebtedness of Borrower and each Material Subsidiary and all Indebtedness in excess of $1,000,000 of each other Subsidiary of Borrower as of the Closing Date. As of the date hereof, the aggregate Fair Market Value of the assets of the Unrestricted Subsidiaries, less the outstanding principal amount of all Indebtedness for borrowed money secured by the assets of the Unrestricted Subsidiaries, is not more than $60,000,000 of which approximately $25,000,000 is represented by the Chagrin Highlands development described in Schedule 3.14. Borrower shall update Schedule 3.9 to include all new Subsidiaries of Borrower created or acquired in connection with any Permitted Acquisition.

            3.10. Government Regulation. Neither Borrower nor any Material Subsidiary is (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; or (ii) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Loan Party's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document, and the making of the Revolving Credit Advances, and the incurrence of the Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by each Loan Party, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission, other than any such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            3.11. Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Following application of the proceeds of each Loan and Letter of Credit Obligation, not more than 25 percent of the value of the assets either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis will be Margin Stock. Borrower will not take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

            3.12. Taxes. Except as set forth on Schedule 3.12, all federal, state, local and foreign income tax returns (other than any income tax return required to be filed with any Australian Governmental Authority which the failure to file could not reasonably be expected to have a Material Adverse Effect) and all other material tax returns, reports and statements, including, but not limited to, information returns (Form 1120-S) required to be filed by each Loan Party, have been filed with the appropriate Governmental Authority and, except to the extent permitted under Section 5.2(b), all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such


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fine, penalty, interest, late charge or loss has been paid. Except to the extent permitted under Section 5.2(b), each Loan Party has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by each Loan Party from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities other than any such withholdings which the failure to pay could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.12 sets forth those taxable years for which any of the tax returns of each Loan Party are as of the date hereof being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.12, as of the date hereof no Loan Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Loan Party has filed a consent pursuant to IRC
Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)).
None of the property owned by any Loan Party is property which is required to treat as being owned by any other Person pursuant to the provisions of IRC
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). No Loan
Party has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise, other than any such adjustments which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Loan Party has any obligation under any written tax sharing agreement except as described on
Schedule 3.12.

      3.13. ERISA.

            (a) Schedule 3.13 lists all Plans maintained or contributed to as of the date hereof by any Loan Party and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. IRS determination letters regarding the qualified status under Section 401 of the IRC of four of the Qualified Plans have been received with respect to such Plan as of the dates listed on Schedule 3.13. Except as set forth on Schedule 3.13, the Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of Section 501(a) of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Except as set forth on Schedule 3.13, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan except to the extent where a failure to make such contribution or pay such benefit would be immaterial to the Plan. No Loan Party or other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any


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contribution or pay any amount due as required by Section 412 of the IRC or
Section 302 of ERISA. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities is less than $1,000,000, and copies of such latest projections have been provided to Agent; with respect to Pension Plans, other than Qualified Plans and the unfunded Pension Plans listed in Schedule 3.13, the present value of the unfunded liabilities for current participants thereunder using interest assumptions described in IRC 411(a)(ii) is less than $1,000,000. Except as set forth on Schedule 3.13, no Loan Party has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by
Section 4975 of the IRC or any other material liability.

            (b) Except as set forth on Schedule 3.13: as of the date hereof (i) no Title IV Plan has any Unfunded Pension Liability; (ii) since December 11, 1989, no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Loan Party or any ERISA Affiliate with respect to any Plan; (iv) no Loan Party or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Loan Party or other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) since December 31, 1990, each Loan Party or other ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the proposed or final regulations thereunder; and (viii) since December 11, 1989, no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency; such that the liability under any of (i) through (viii) above, or any combination thereof, would equal or exceed $1,000,000.

            3.14. No Litigation. Except as set forth on Schedule 3.14, no action, claim, investigation or other proceeding is now pending or, to the knowledge of Borrower, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder or (ii) which could reasonably be expected to


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

result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

            3.15. Brokers. No broker or finder acting on behalf of any Loan Party brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents and no Loan Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            3.16. Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth on Schedule 3.16, Borrower and each Material Subsidiary owns, licenses or otherwise has the right to use all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and currently proposed to be conducted by it, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.16. To the best of Borrower's knowledge, Borrower and each Material Subsidiary conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.16, to Borrower's knowledge, there is no infringement or claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any Material Subsidiary, other than any such infringements or claims of infringement which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.16 contains as of the date hereof a complete and accurate list of the License Agreements.

            3.17. Hazardous Materials. Except as set forth on Schedule 3.17, (i) Borrower and each Material Subsidiary is in material compliance with all Environmental Laws, and (ii) the Subject Property to the best of Borrower's knowledge is free of any Hazardous Material. In addition, Schedule 3.17 discloses all existing or potential environmental liabilities of Borrower and each Material Subsidiary of which Borrower, after diligent inquiry, has knowledge as of the date hereof, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.17, neither Borrower nor any Material Subsidiary has caused or suffered to occur any Releases which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any Material Subsidiary is involved in operations which could lead to any imposition of any Environmental Liabilities and Costs under the Environmental Laws on the Subject Property which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or any Lien on the Subject Property under the Environmental Laws, and neither Borrower nor any Material Subsidiary knowingly has permitted any tenant or occupant of such premises to engage in any such activity or activities which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.


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            3.18. Insurance Policies. Schedule 3.18 lists all insurance of any nature maintained as of the date hereof for current occurrences by Borrower or any Material Subsidiary. Borrower covenants that such insurance complies with and shall at all times comply with the standards set forth on Annex E.

            3.19. Blocked Accounts and Lock Boxes. Schedule 3.19 lists all banks and other financial institutions at which Borrower maintains the Blocked Accounts and each Lock Box and such Schedule correctly identifies as of the date hereof the name, address and telephone number of each depository, the name in which each such account is held, a description of the purpose of each such account, and the complete account number. All cash receipts of Scott Aviation are deposited in the Blocked Accounts.

            3.20. Year 2000 Representations. Borrower and each of its Material Subsidiaries has completed a preliminary Year 2000 Assessment, a copy of which has been delivered to Agent. The Year 2000 Assessment shall be provided to Agent by Borrower and its Material Subsidiaries by February 28, 1999.

            3.21. Continuance of Collateral Documents; Substitution. The Collateral Documents and the security interests described therein remain in full force and effect on and after the Closing Date. This Agreement is given as a substitution, and not as payment, of the obligations of Borrower under the Original Credit Agreement and is not intended to constitute a novation of the Original Credit Agreement. The "Revolving Credit Loan" (as defined in the Original Credit Agreement) which is outstanding and owing by Borrower under the Original Credit Agreement as of the Closing Date, as determined by Agent, shall constitute the Revolving Credit Loan hereunder and all "Letter of Credit Obligations" (as defined in the Original Credit Agreement) which are outstanding and owing by Closing Date, as determined by Agent, shall constitute Letter of Credit Obligations hereunder.

            The representations and warranties contained in this Section 3 shall survive the execution and delivery of this Agreement.

4. FINANCIAL STATEMENTS AND INFORMATION

            4.1. Reports and Notices. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to each Lender the Financials, Projections and notices at the times and in the manner set forth on Annex D, other than the items referred to in paragraphs (b),
(i), (l) and (m) of Annex D, as to which Borrower shall only be required to deliver copies thereof to Agent unless Agent requests copies thereof for each Lender.

            4.2. Communication with Accountants. Borrower (for itself and each Subsidiary thereof) authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its and its Subsidiaries' independent certified public accountants and tax advisors and authorizes those accountants to disclose to Agent and each Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter


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with respect to the business, financial condition and other affairs of Borrower and each Subsidiary thereof; provided, however, that Borrower shall be given advance notice by Agent of any meeting or conference between Agent and/or Lenders and such accountants and Borrower shall be permitted to attend any such meeting, it being understood that Borrower's right to have a representative of Borrower attend any such meeting or conference shall not result in a delay of any such meeting or conference. At or before the Closing Date, Borrower shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 4.

5. AFFIRMATIVE COVENANTS

      Borrower covenants and agrees (for itself and its Subsidiaries) that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

            5.1. Maintenance of Existence and Conduct of Business. Subject to
Section 6.1, Borrower shall (and shall cause each of the Material Subsidiaries to) (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its Intellectual Property, and to the extent economically reasonable preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear and casualties) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto as determined by Borrower in its reasonable judgment and consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) transact business only under its current corporate name, the names set forth on Schedule 3.2 or such other names to the extent that Borrower has given 30 days' prior written notice thereof to Agent and Agent shall have taken all actions that Agent deems necessary or appropriate to continuously protect and perfect the Lien upon the Collateral in favor of Agent for the ratable benefit of Lenders.

      5.2. Payment of Charges and Claims.

            Borrower shall pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or any Subsidiary or its or their income and profits, or any of its property (real, personal or mixed), and (b) lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property; provided, however, that Borrower or any Subsidiary shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings and for which adequate reserves with respect thereto are established and are maintained in accordance with GAAP to the extent that such Charges or claims if adversely determined, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


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            5.3. Books and Records. Borrower shall (and shall cause each
Subsidiary to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.

            5.4. Litigation. Borrower shall notify Agent and each Lender in writing, promptly upon learning thereof, of any litigation, investigation, Claim or other action commenced or threatened against Borrower or any Material Subsidiary, and of the institution against any such Person after the date hereof of any suit or administrative proceeding which (i) could reasonably be expected to involve an amount in excess of $1,000,000, individually or in the aggregate and (ii) could reasonably be expected to result in a Material Adverse Effect if adversely determined.

      5.5. Insurance; Casualty and Condemnation.

            (a) Borrower shall, at its (or its Subsidiary's) sole cost and expense maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in Annex E. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise on Annex E. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose during the continuation of any Event of Default of (i) making, settling and adjusting claims relating to the Collateral under the "All Risk" policies of insurance, (ii) endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance relating to the Collateral, and (iii) making all determinations with respect to any settlements or adjustments referred to in clause (i) above. In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent or Lenders, without waiving or releasing any Obligations or Default hereunder, and after notice from Agent to Borrower, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent or Lenders deem advisable. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent on behalf of Lenders and shall be additional Obligations hereunder secured by the Collateral; provided, however, that if and to the extent Borrower fails to promptly pay any of such sums upon Agent's demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees that the making of any such Advance in excess of the Borrowing Availability shall constitute an automatic Event of Default, unless Borrower repays such Advance within one (1) Business Day after demand by Agent. Any such Revolving Credit Advance shall be deemed to be a Revolving


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Credit Advance for purposes of this Agreement notwithstanding the fact that the conditions contained in Section 2.2 have not been satisfied with respect to such Revolving Credit Advance.

            (b) Upon the occurrence and during the continuance of an Event of Default, Agent and Required Lenders shall have the right, upon review of Borrower's risk profile, to require additional forms and limits of insurance to, in Agent's or Required Lenders' sole opinion, adequately protect the interests of Agent and Lenders. Borrower shall, if so requested by Agent, deliver to Agent, as often as Agent may request, a report of a reputable insurance broker satisfactory to Agent with respect to its insurance policies.

            (c) Borrower shall deliver to Agent its endorsements and those of the Material Subsidiaries constituting Unrestricted Subsidiaries to (i) "All Risk" and business interruption insurance naming Agent on behalf of Lenders as loss payee, and (ii) general liability and other liability policies naming Agent and each Lender as additional insureds as their interests may appear.

            (d) (i) Subject to clause (ii) below, Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance relating to any Collateral or any real property owned by Borrower whether or not constituting Collateral (collectively, "Property") to pay all proceeds payable thereunder directly to Agent on behalf of Lenders, and all condemnation and casualty proceeds and proceeds of any taking relating to the Property shall be applied, as follows: (x) in the event that such proceeds arise from assets of Borrower which do not constitute Collateral and as to which no Liens have been granted to another holder of Borrower's Indebtedness, such proceeds resulting from one or a series of related events up to $1,000,000 may be retained by Borrower and such proceeds resulting from one or a series of related events in excess of $1,000,000 shall be applied to the repayment of the Obligations; (y) in the event that such proceeds arise from the Collateral, such proceeds shall be applied to the repayment of the Obligations; and (z) in the event that such proceeds arise from assets of Borrower which do not constitute Collateral but constitute collateral as to which a Lien has been granted to another holder of Borrower's Indebtedness to the extent such Lien and the Indebtedness secured thereby are permitted under this Agreement, such proceeds may be paid by Borrower to such holder as its interests may appear and any excess proceeds shall be applied as described in clause (x) above. (ii) So long as there exists no Event of Default, Borrower may collect any and all awards, payments or other proceeds of any loss, damage or destruction to any of its Property or condemnation or taking of any of its Property and use such proceeds, or any part thereof, within one (1) year of receipt thereof, to replace, repair or restore such Property as provided in paragraph (f) below. Upon the occurrence and during the continuance of an Event of Default, Agent on behalf of Lenders is hereby authorized to adjust losses and collect all insurance proceeds directly. If, notwithstanding the provisions hereof which require that Agent be a loss payee, a check or other instrument from an insurer is made payable to Borrower or Borrower and Agent jointly, Agent upon the occurrence and during the continuance of an Event of Default may endorse Borrower's name thereon and take such other action as Agent may elect to obtain the proceeds thereof.


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

            (e) Borrower shall promptly notify Agent of (i) any loss, damage, or destruction in excess of $1,000,000 to any Collateral and (ii) any loss, damage, or destruction in excess of $2,500,000 to any other Property or arising from its use, whether or not covered by insurance. Borrower shall promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its Property, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding and Borrower from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation.

            (f) Any Property which is to be replaced, repaired or restored pursuant to paragraph (d) above shall be replaced, repaired or restored with materials and workmanship of substantially as good a quality as existed before such loss or taking, and Borrower shall commence such replacement, repair or restoration as soon as practicable and proceed diligently with it until completion to Agent's reasonable satisfaction; provided, however, that if any such replaced Property constitutes Collateral, Agent shall receive a perfected first priority security interest in the related replacement Property. Upon request by Agent, Borrower shall provide to Agent written progress reports, other information and evidence of its compliance with the foregoing.

            5.6. Compliance with Laws. Borrower shall (and shall cause each of its Subsidiaries to) comply with all federal, state and local laws, permits and regulations applicable to it, including, without limitation, those relating to licensing, environmental, ERISA and labor matters to the extent that failure to comply with such laws, permits or regulations, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            5.7. Agreements. Borrower shall (and shall cause each of the Material Subsidiaries to) perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including, without limitation, any leases and customer contracts to which it is a party where the failure to so perform and enforce could reasonably be expected to result in a Material Adverse Effect. Borrower shall not (and shall not permit any of the Material Subsidiaries to) terminate or modify any provision of any agreement, contract, instrument or other document to which it is a party which termination or modification could reasonably be expected to result in a Material Adverse Effect. Borrower shall (and shall cause each of the Material Subsidiaries to) perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Licenses, Instruments, Documents and all other agreements constituting or giving rise to Collateral to the extent that the failure to so perform or comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower shall not, without Agent's prior written consent, with respect to any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract (i) grant any extension of the time of payment of any thereof; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower, except to the


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extent that any such extensions, compromises, settlements, releases, credits or discounts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.8. Supplemental Disclosure. Upon Agent's reasonable request, Borrower will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such Schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Lenders of any Default disclosed therein. Borrower shall, if so requested by Agent or Required Lenders, furnish to Agent and Lenders as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent or Required Lenders may reasonably request, all in reasonable detail, and, Borrower shall advise Agent and Lenders promptly, in reasonable detail, of (i) any Lien, other than as permitted pursuant to Section 6.7, attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral and
(iii) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect upon the Collateral and/or Agent's Lien thereon.

            5.9. Environmental Matters. Borrower shall, and shall cause its Subsidiaries to, (i) comply in all material respects with the Environmental Laws and permits applicable to it, (ii) notify Agent promptly after Borrower becomes aware of any Release which could reasonably be expected to result in Environmental Liabilities and Costs in excess of $500,000 upon any Subject Property, and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report (including, but not limited to, any environmental assessment report) received by any Loan Party in connection with any Release identified in clause (ii) above or any other matter relating to the Environmental Laws that may affect any Subject Property or any Loan Party in any respect which could reasonably be expected to result in Environmental Liabilities and Costs in excess of $500,000. The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

            5.10. Landlord's and Bailee's/Warehousemen's Agreements. Borrower shall use its best efforts to obtain and maintain in full force and effect a landlord's, bailee's and/or warehousemen's agreement, as applicable, in form and substance acceptable to Agent from the lessor of, or bailee and/or warehousemen with respect to Collateral located on, any present or future leased premises of Borrower or in the possession of a bailee or warehouseman (or in a warehouseman's warehouse), as the case may be.


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            5.11. Certain Obligations Respecting Subsidiaries.

            (a) Borrower will, and will cause each of its Material Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Material Subsidiaries, except as set forth on Schedule 3.9, is a wholly owned Subsidiary. Borrower will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement, other than any Collateral Documents, that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

            (b) Borrower shall (i) cause any Subsidiary of Borrower designated after the date hereof as an Unrestricted Subsidiary, and upon the repayment in full of the Senior Notes all Subsidiaries, to guaranty the Obligations pursuant to a Subsidiary Guaranty and grant Liens on its assets to Agent for the ratable benefit of Lenders as security for the repayment of the Obligations pursuant to a Subsidiary Security Agreement and, if applicable, a Mortgage, and (ii) pledge the Stock of each such Unrestricted Subsidiary, and upon the repayment in full of the Senior Notes all Subsidiaries, to Agent for the ratable benefit of Lenders as security for the repayment of the Obligations pursuant to the Borrower Pledge Agreement; provided, however, that this paragraph (b) shall not apply to the Unrestricted Subsidiaries in existence on the date hereof, except as provided in the Borrower Pledge Agreement.

            5.12. Application of Proceeds. Borrower shall use the proceeds of Revolving Credit Advances as provided in Section 1.3.

            5.13. Fiscal Year. Borrower shall, and shall cause each Subsidiary to, maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

      5.14. Employee Plans.

            (a) With respect to each Qualified Plan hereafter adopted or maintained by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan, Borrower shall (i) seek, or cause each of its ERISA Affiliate to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the IRC; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and
Section 401(a) of the IRC.

            (b) With respect to each welfare benefit plan, as defined in Section 3(1) of ERISA, hereafter adopted or maintained by any Loan Party or any ERISA Affiliate, Borrower shall comply, or cause each of its ERISA Affiliates to comply, with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder in all material respects.


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            5.15. Intellectual Property. Borrower and its Subsidiaries shall conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

            5.16. Year 2000 Problems. On or prior to February 28, 1999, Borrower and each of its Material Subsidiaries shall complete and deliver to Agent a Year 2000 Corrective Plan. On or prior to March 31, 1999, each Loan Party shall begin implementation of Year 2000 Corrective Actions. On or before September 30, 1999, Borrower and each of its Material Subsidiaries shall use commercially reasonable efforts to address all Year 2000 Problems identified in the Year 2000 Assessment, except where the failure to address such Year 2000 Problems could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6. NEGATIVE COVENANTS

      Borrower covenants and agrees (for itself and each Subsidiary of Borrower) that, without Required Lenders' prior written consent, from and after the date hereof and until the Termination Date:

            6.1. Mergers, Subsidiaries, Etc. On and after the Closing Date, Borrower shall not directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person. Notwithstanding the foregoing, following the Closing Date, Borrower may acquire all or substantially all of the assets or capital stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions; provided, however, that (a) after giving effect to any such Permitted Acquisition, (i) the Aggregate Purchase Price for any single Permitted Acquisition does not exceed $30,000,000, (ii) the Aggregate Purchase Price for all such acquisitions made during the term of this Agreement pursuant to this
Section 6.1 does not exceed $40,000,000, provided that such maximum Aggregate Purchase Price shall be increased by the amount of Net Proceeds of the Snorkel Sale in excess of $30,000,000, but in no event shall such maximum Aggregate Purchase Price be greater than $50,000,000 during the term of this Agreement and
(iii) Permitted Acquisitions up to an Aggregate Purchase Price of $15,000,000 during the term of this Agreement shall not be subject to the satisfaction of the conditions in (x) subsection (i) below and (y) clauses (a) and (c) and the proviso in subsection (ii) below:

            (i) Agent shall receive at least thirty (30) days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

            (ii) (a) such Permitted Acquisition shall only involve assets (or assets of the Target) located in the United States of America; (b) such Permitted Acquisition shall involve only a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date or a similar business as contemplated by Borrower's business plan provided to Lenders on the Closing Date or subsequently


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      amended, updated or supplemented (to the reasonable satisfaction of the
      Lenders); and (c) any part of such business would not subject Agent or any Lender to regulatory or third party approvals (other than those disclosed to Agent in writing prior to the Closing Date and any written updates thereto within 30 days after the Closing Date) in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition; provided, however, that a portion of the assets involved in such Permitted Acquisition may be located outside of the United States of America to the extent that the book value of such assets (as determined by reference to the financial statements delivered by Target to Borrower pursuant to
      Section 6.1(vii)(C)) do not constitute more than fifty-percent (50%) of the purchase price of such Target or Borrower after giving effect to such Permitted Acquisition;

            (iii) such Permitted Acquisition shall have been approved by the Target's board of directors;

            (iv) such Permitted Acquisition shall be structured as an asset acquisition by Borrower or a Subsidiary of Borrower, as a merger of the Target into Borrower with Borrower as the surviving corporation or with or into a Subsidiary of Borrower or as an acquisition of all or substantially all the capital stock of such Target directly by Borrower or a Subsidiary of Borrower; provided that after giving effect to such Permitted Acquisition, any such Subsidiary of Borrower shall immediately become a Subsidiary Guarantor to the extent permitted under the Senior Note Indenture, and provided, further, that Borrower shall update Schedule 3.9 to include all new Subsidiaries of Borrower created or acquired in connection with such Permitted Acquisition;

            (v) the business and assets acquired in such Permitted Acquisition shall be acquired free and clear of all Liens (other than Permitted Encumbrances or Liens otherwise permitted under this Agreement);

            (vi) as promptly as possible, but in no event greater than thirty
      (30) days after the date of the closing of any Permitted Acquisition, to the extent permitted under the Senior Note Indenture, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances or other Liens permitted under this Agreement) in all assets acquired pursuant thereto (in the case of an asset acquisition or merger) or in the assets and capital stock of the Target (and its Subsidiaries, if any) (in the case of an acquisition of the capital stock of the Target) and Borrower, Borrower's Subsidiaries, the Target and the Target's Subsidiaries (if any) shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith, including, without limitation, in the case of a Permitted Acquisition in which the Target (and/or a Subsidiary of the Target) becomes a Subsidiary of Borrower, such documents and actions as may be required by Agent to make such Target (and/or such Subsidiary) a party to this Agreement as Borrower or a guarantor;


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            (vii) no less than 10 Business Days prior to the proposed Permitted
      Acquisition above, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent:

                  (A) a certificate of a Responsible Officer of Borrower
            certifying to Agent and Lenders that the Leverage Covenant Ratio does not exceed 5:1 on a pro forma basis for the four Fiscal Quarter period reflected in the financial data most recently delivered to Agent pursuant to Annex D prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition as if it were consummated at the conclusion of such four Fiscal Quarter period);

                  (B) a certificate of a Responsible Officer of Borrower, in his capacity as such, to the effect that Borrower will be Solvent upon the consummation of the Permitted Acquisition; and

                  (C) a copy of the most recent financial statements of the
            Target delivered to Borrower.

            (viii) as promptly as possible, but in no event greater than thirty
      (30) days after the date of the closing of such Permitted Acquisition, Agent shall have received all acquisition documents related thereto and legal opinions, certificates and other documents reasonably requested by Agent; provided, that to the extent that any legal opinion is delivered to Borrower or its Subsidiaries in connection with such Permitted Acquisition, Borrower shall use its reasonable best efforts to obtain a reliance letter addressed to Agent and Lenders with respect to such legal opinion; provided, however, that the failure by Borrower to obtain such a reliance letter after its reasonable best efforts shall not affect the status of such acquisition as a Permitted Acquisition; and

            (ix) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            6.2. Investments. Borrower shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, make or maintain any Investment except (i) as otherwise permitted by Section 6.1, 6.3, 6.4, 6.6 or 6.10(c); (ii) Investments outstanding on the date hereof and listed on Schedule 6.2; (iii) advances constituting trade credit representing the purchase price of inventory or supplies sold to any Person (other than a Subsidiary or Affiliate of Borrower) in the ordinary course of business; (iv) Investments in Cash Equivalents; (v) Investments consisting of promissory notes and other securities received as proceeds of a disposal permitted by Section 6.8 and any replacement Investment so long as such replacement Investment is at least as liquid as such original Investment as evidenced by a certificate of a Responsible Officer delivered to Agent not less than three (3) Business Days prior to such transaction indicating that the conditions contained in this Section 6.2(v) shall have been satisfied; provided, however, that the amount of such replacement Investment which cannot be converted to cash or Cash Equivalents shall not


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exceed $1,000,000 for any single disposal permitted by Section 6.8 and
$5,000,000 in the aggregate during the term of this Agreement; (vi) Investments consisting of guarantees, indemnities and similar obligations in favor of any buyer in any disposal transaction permitted under Section 6.8; (vii) Investments in Joint Venture Subsidiaries or entities which upon the occurrence of any such Investment shall become a Joint Venture Subsidiary in an aggregate amount not to exceed $5,000,000 made in Fiscal Year 1999 and $1,000,000 made in any Fiscal Year thereafter, provided that any excess of the amount provided above for any one Fiscal Year over the actual aggregate Investments of Borrower or any Subsidiary of Borrower in Joint Venture Subsidiaries made during such Fiscal Year may be carried forward to, and made available for, the next succeeding Fiscal Year; (viii) Investments acquired in connection with a Permitted Acquisition, provided that the Fair Market Value of such Investments does not exceed $5,000,000 in the aggregate during the term of this Agreement; (ix) miscellaneous Investments not to exceed $1,000,000 in the aggregate at any time based upon the book value of such Investments.

            6.3. Indebtedness. Borrower shall not (and shall not permit any of its Subsidiaries to) create, incur, assume or permit to exist any Indebtedness, except (i) the Obligations; (ii) Deferred Taxes; (iii)(x) Capital Lease Obligations secured by Liens permitted under clause (iv) of Section 6.7 and (y) Indebtedness secured by purchase money Liens permitted under clause (iv) of
Section 6.7 in a maximum aggregate amount outstanding at any time under clauses
(x) and (y) not to exceed $5,000,000; (iv) existing Indebtedness as of the Closing Date, provided that any such Indebtedness in excess of $1,000,000 in aggregate principal amount shall be set forth on Schedule 6.3; (v) Indebtedness of any Subsidiary of Borrower owing to Borrower or another Subsidiary of Borrower and which is permitted under Section 6.4, provided that (A) upon the request of Agent and/or Required Lenders such Subsidiary of Borrower shall execute and deliver to Borrower a demand note (collectively the "Intercompany Notes") to evidence any such intercompany Indebtedness owing by such Subsidiary to Borrower or by any Unrestricted Subsidiary to another Unrestricted Subsidiary, and (B) Agent and/or Required Lenders may request an Intercompany Note to evidence any such Indebtedness outstanding on the Closing Date, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered by Borrower to Agent pursuant to the Borrower Pledge Agreement as additional collateral security for the Obligations; (vi) other Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding; (vii) Indebtedness of Borrower owing to any Subsidiary of Borrower and which is permitted under Section 6.4 in the form of cash loans or advances to Borrower, provided that (A) Agent and/or Required Lenders may request an Intercompany Note for any such Indebtedness outstanding on the Closing Date or arising thereafter and, solely with respect to Unrestricted Subsidiaries, that such Intercompany Note be pledged and delivered to Agent as additional collateral security for the Obligations, and (B) the documentation evidencing any such Indebtedness shall provide that, and Borrower hereby agrees that, upon the occurrence and during the continuance of any Event of Default, the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Obligations and shall not occur prior to the Termination Date;
(viii) any renewal, extension, refinancing or refunding of any Indebtedness permitted in clause (iv) above (other than Senior Notes) on


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terms no less favorable to Borrower, Agent or any Lender, as determined by Agent in the case of any such renewal, extension, refinancing or refunding of Indebtedness in excess of $5,000,000, than the terms of the Indebtedness being renewed, extended, refinanced or refunded, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, events of default and remedies; (ix) Indebtedness assumed or incurred in connection with a Permitted Acquisition to the extent any such Indebtedness incurred shall be subordinated to the Obligations hereunder; and (x)
Indebtedness incurred in connection with the Jacobs Chagrin Office Building One secured by a mortgage or other security interest in an amount not to exceed $15,000,000 in the aggregate during the term of this Agreement.

            6.4. Affiliate and Employee Loans and Transactions; Employment Agreements. Except as provided in Section 6.1, Borrower shall not (and shall not permit any of its Subsidiaries to) enter into or suffer to exist any lending, borrowing or other commercial transaction with any of its Subsidiaries, Affiliates, officers, directors or employees, including, without limitation, payment of any management, consulting, advisory or similar fee, other than any such transaction with an Affiliate (other than a Subsidiary), officer, director or employee of Borrower which is entered into on an arm's-length basis and in the ordinary course of business of Borrower; provided, however, (a) Borrower may
(i) extend loans to its officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $2,000,000, (ii) extend loans or make other advances to the Foreign Subsidiaries in an aggregate amount not to exceed (x) in the case of any such existing loans and advances, the amount of such loans and advances listed on
Schedule 6.4 and outstanding as of the Closing Date (the "Existing Foreign Loans") and (y) in the case of any such loans and advances made after the Closing Date, $4,000,000 outstanding at any time (the amount referred to in clause (y), the "Foreign Subsidiary Basket") for the purpose of enabling such Foreign Subsidiaries to pay taxes, pay insurance premiums, pay miscellaneous filing, registration and other fees, repay Indebtedness to facilitate Borrower's tax planning or otherwise satisfy obligations in connection with Borrower's divestiture program, provided that (A) subject to the terms of Section 6.13(iii), the Existing Foreign Loans shall be permanently reduced from time to time by repayments made in accordance with the terms thereof as in effect on the date hereof, and (B) any repayments made by any Foreign Subsidiary of loans or advances made by Borrower to such Foreign Subsidiary pursuant to the Foreign Subsidiary Basket shall be made in cash or Cash Equivalents, (iii) extend loans or make other advances to the Domestic Subsidiaries which are Restricted Subsidiaries in an aggregate amount not to exceed (x) in the case of any such existing loans and advances, the amount of such loans and advances listed on
Schedule 6.4 and outstanding as of the Closing Date (the "Existing Domestic Loans"), and (y) in the case of any such loans and advances made after the Closing Date, $7,000,000 outstanding at any time (the amount referred to in clause (y), the "Domestic Subsidiary Basket"), for the purpose of (A) repaying miscellaneous obligations of the Domestic Subsidiaries to the extent Borrower would be permitted to pay such obligations under Section 6.4 and (B) repaying Indebtedness secured by mortgages on any such Domestic Subsidiary's real property to the extent any such repayment is permitted by Section 6.13(iii), provided that the Existing Domestic Loans shall be permanently reduced from time to time by repayments made in accordance with the terms thereof as in effect on


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the date hereof, (iv) extend loans and make other advances to the Domestic
Subsidiaries which are Unrestricted Subsidiaries; (v) extend loans to Joint Venture Subsidiaries to the extent permitted by Section 6.2(vii), and (vi) with Subsidiaries of Borrower, provide payroll, accounting, legal and similar administrative services and enter into real property leases, intellectual property licenses, intercompany sales of goods and similar transactions, in each case to the extent entered into on an arm's-length basis in the ordinary course of Borrower's business consistent with past practices, (b) any Subsidiary of Borrower may extend loans or advances to Borrower in accordance with Section 6.3(vii), and (c) any Unrestricted Subsidiary may extend loans or advances to another Unrestricted Subsidiary and any Restricted Subsidiary may extend loans or advances to another Restricted Subsidiary. With respect to any repayment provided for in clause (a)(ii) or (iii) above, Borrower shall deliver to Agent not less than three (3) Business Days in advance of any such repayment a certificate of a Responsible Officer indicating whether any repayments of Indebtedness pursuant to Section 6.13 are to be applied to the repayment of (x) loans or advances made pursuant to either the Foreign Subsidiary Basket or the Domestic Subsidiary Basket or (y) Existing Domestic Loans or Existing Foreign Loans. Set forth on Schedule 6.4 is a list of all such lending, borrowing or other commercial transactions existing or outstanding as of the date hereof.

            6.5. Capital Structure and Business. Except as permitted under
Section 5.1, Borrower shall not (and shall not permit any of its Subsidiaries to) (i) make any changes in its business objectives, purposes, or operations which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) except as permitted under Section 6.14, make any change in its capital structure as described on Schedule 3.9 (including, without limitation, the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock); provided, however, that Borrower may issue shares of its Stock for cash or Cash Equivalents; and provided, further, that Borrower shall update Schedule 3.9 to include all new Subsidiaries of Borrowers created or acquired in connection with any Permitted Acquisition, or (iii) in the case of Borrower or any Material Subsidiary, amend its articles or certificate of incorporation, charter, by-laws or other organizational documents other than any amendment to cure any ambiguity, defect or inconsistency with any other provision therein or to correct or supplement any provision therein which may be inconsistent with any other provision therein, provided that any such amendment shall not adversely affect the interests of Lenders in any material respect. Notwithstanding the foregoing terms of this Section 6.5, Borrower may change its articles of incorporation, by-laws and other organizational documents in order to create one class of Stock to replace or consolidate Borrower's existing Class A and Class B common Stock; provided, however, that any such change may not provide for Restricted Payments, a Change of Control, or other terms which in any such instance could reasonably be expected to cause a Default or Event of Default hereunder or otherwise, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            6.6. Guaranteed Indebtedness. Except as set forth in Schedule 6.6, Borrower shall not (and, except as provided for in Section 6.1, shall not permit any of its Subsidiaries to) incur any Guaranteed Indebtedness except (i) by endorsement of


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instruments or items of payment for collection or deposit to the general account of such Person, (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement for Borrower to incur (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof), (iii) for performance bonds, indemnities, product warranties and similar obligations entered into in the ordinary course of business consistent with past practices, (iv) guarantees by Borrower of the obligations of Joint Venture Subsidiaries to the extent permitted by Section 6.2(vii), (v) guarantees by Borrower of Indebtedness of any Subsidiaries of Borrower to the extent Borrower would be permitted to create, incur or assume such Indebtedness hereunder and (vi) for Guaranteed Indebtedness incurred in connection with a Permitted Acquisition to the extent the underlying
Indebtedness is permitted hereunder.

            6.7. Liens. Borrower shall not (and shall not permit any of its Subsidiaries to) create or permit to exist any Lien on any of its properties or assets except for (i) presently existing or hereafter created Liens in favor of Agent on behalf of Lenders to secure the Obligations; (ii) Liens set forth on
Schedule 6.7 existing on the date hereof; (iii) Permitted Encumbrances; (iv) purchase money liens or purchase money security interests upon or in Equipment acquired by Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Equipment or to secure Indebtedness or Capital Lease Obligations in each case to the extent permitted under Section 6.3(iii) incurred solely for the purpose of financing the acquisition of such Equipment, so long as such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment or other property of Borrower or any Subsidiary thereof (except other Equipment on which a security interest exists under this clause); (v) Liens in connection with a Permitted Acquisition to the extent the Indebtedness secured thereunder is permitted hereunder; (vi) Liens in connection with the underlying Indebtedness incurred in connection with the Jacobs Chagrin Office Building One and (vii) extensions, renewals and replacements of Liens referred to in clauses (ii) and (vi) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to the date of such extension, renewal or replacement.

            6.8. Sale of Assets. Borrower shall not (and shall not permit any of its Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including, without limitation, any Collateral; provided, however, that the foregoing shall not prohibit (i) the sale of Inventory in the ordinary course of business; (ii) the sale or disposition of any assets which have become obsolete or surplus to the business of Borrower or any of its Subsidiaries; (iii) the sale by Borrower and its Subsidiaries of assets, including Dispositions and those divestitures listed in Schedule 6.8; other than the Collateral for a sale price not less than the Fair Market Value of such assets; and (iv) the sale or exchange of Investments received in connection with divestitures to the extent permitted by Section 6.2(v).

            6.9. ERISA. Neither Borrower nor any ERISA Affiliate shall acquire any


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new ERISA Affiliate that (i) maintains or has an obligation to contribute to a
Pension Plan other than a Multiemployer Plan that has an "accumulated funding deficiency," as defined in Section 302 of ERISA; or (ii) has an obligation to contribute to a Multiemployer Plan where its share of any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA equals or exceeds $1,000,000. Additionally, neither Borrower nor any ERISA Affiliate shall (i) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to Borrower;
(ii) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (iii) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (iv) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or (v) at any time fail to provide Agent and any Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Agent or any Lender; such that the liability under any of (i) through (v) above, or any combination thereof, equals or exceeds $1,000,000.

            6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder):

            (a) Leverage Covenant Ratio. Borrower shall maintain for each four Fiscal Quarter period, commencing with the fourth Fiscal Quarter period ending on December 31, 1998, a Leverage Covenant Ratio for such period of not greater than 5:1.

            (b) Fixed Charge Coverage Ratio. Borrower shall maintain for each of the one Fiscal Quarter period ending on March 31, 1999, the two Fiscal Quarter period ending on June 30, 1999, the three Fiscal Quarter period ending on September 30, 1999 and each four Fiscal Quarter period thereafter, a Fixed Charge Coverage Ratio for such period of not less than 1.50:1.

            (c) Capital Expenditures. Borrower and its Subsidiaries shall not make aggregate Capital Expenditures (excluding any Capital Expenditures made by Borrower pursuant to Section 5.5 to replace, repair or restore any Property subject to any loss or taking described therein and excluding the Aggregate Purchase Price of Permitted Acquisitions) in excess of $13,000,000 in the four Fiscal Quarter Period ending on December 31, 1999, in excess of $12,000,000 in the four Fiscal Quarter period ending on December 31, 2000, in excess of $10,000,000 in each four Fiscal Quarter period thereafter.

Borrower may make Capital Expenditures for the purpose of building a headquarters facility in the Chagrin Highlands development in addition to Capital Expenditures otherwise permitted by this Section 6.10(c) in an aggregate amount not to exceed $10,000,000 during the term of this Agreement. Such $10,000,000 of Capital Expenditures for purposes of the Chagrin Highland development may be made directly by Borrower and


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shall be in addition to the Investments permitted by Section 6.2(vii) hereof.

            6.11. Hazardous Materials. Borrower shall not and shall not knowingly permit any of its Subsidiaries or any other Person to (a) cause or permit a Release of Hazardous Material on, under in or about any Subject Property; (b) use, store, generate, treat or dispose of Hazardous Materials, except in compliance with Environmental Laws; or (c) transport any Hazardous Materials to or from any Subject Property, except in compliance with Environmental Laws.

            6.12. Sale-Leasebacks. Except as set forth on Schedule 6.12, Borrower shall not (and shall not permit any of its Subsidiaries to) engage in any sale-leaseback, synthetic lease or similar transaction involving any of its property or assets, except to the extent such sale-leaseback is assumed or acquired in connection with a Permitted Acquisition; provided, however, that Borrower may enter into any new sale-leaseback, synthetic lease or similar transaction after the date hereof on terms no less favorable to Borrower, Agent or any Lender, as determined by Required Lenders in the case of any such transaction with GE Capital and as determined by Agent otherwise, than those of the sale-leaseback transactions listed on Schedule 6.12, including, without limitation, with respect to lease payments, lease term, covenants, events of default and remedies, provided that Borrower shall be in compliance with Section 6.3(iii) after giving effect to any such transaction.

            6.13. Cancellation of Indebtedness; Amendments. Except as permitted under Section 5.7 or Section 6.1, Borrower shall not (and shall not permit any of its Subsidiaries to) cancel any claim or Indebtedness owing to it, except for reasonable consideration and in the ordinary course of its business, or voluntarily prepay, redeem, purchase, retire, defease, or make any sinking fund payment or similar payment in respect of, any Indebtedness (other than the Obligations), except for (i) regularly scheduled payments of Indebtedness as in effect on the date hereof and (ii) prepayments in respect of personal property leases in connection with the sale of the equipment subject to such leases pursuant to Section 6.8, and (iii) the cancellation, conversion, sale and exchange of Investments obtained by Borrower as a result of divestitures permitted under Section 6.8, pursuant to such discounts and other terms as Borrower may reasonably deem beneficial. Borrower shall not amend the Senior
Note Indenture without the prior written consent of Required Lenders.

            6.14. Restricted Payments. Except as permitted under Section 6.4, Borrower shall not make any Restricted Payment to any Person and Borrower shall not permit any of its Subsidiaries to make any Restricted Payment other than to Borrower or to a wholly-owned Subsidiary of Borrower which owns the Stock of such Subsidiary; provided, however, that Borrower may (a) make repurchases of its Stock pursuant to the Directors Stock Option Plan and the Key Employees Stock Option Plan, (b) make Permitted Stock Buy Backs and (c) make repurchases of its Stock and/or pay cash dividends, provided that in the case of clause (c), any such repurchases and/or dividend payments shall not in the aggregate exceed 50% of the cumulative Net Income, excluding net income or losses from the Snorkel Sale or the Dispositions measured on a cumulative basis from the Closing Date, for the period commencing January 1, 1999 and ending on the last day of the last full Fiscal


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Quarter ending immediately preceding the date of such repurchase or dividend (as reduced by the amount of any repurchases or cash dividends previously paid pursuant to this Section 6.14), (iii) no Default or Event of Default exists and is continuing or would exist by reason of any such repurchase or dividend, and
(iv) after giving effect to any such repurchase or dividend Borrower will be in compliance with Section 6.10 as if such repurchase or dividend had occurred prior to the end of the last full Fiscal Quarter ending immediately preceding the date of such repurchase or dividend as evidenced by a certificate of a Responsible Officer delivered to Agent not less than three (3) Business Days prior to such transaction indicating that the conditions contained in this
Section 6.14(iv) shall have been satisfied.

      6.15. [Reserved.]

            6.16. Blocked Accounts. Borrower shall not permit collections from Scott Aviation to be deposited in any account other than the Blocked Accounts identified on Schedule 3.19 or any other account with respect to which Borrower has delivered to Agent an effective Blocked Account Agreement.

            6.17. No Speculative Transactions. Borrower shall not (and shall not permit any of its Subsidiaries to) engage in any speculative transaction or any transaction involving French franc currency swap contracts (other than in the ordinary course of business consistent with past practice) in excess of an aggregate notional value of $3,000,000 outstanding at any time during the term of this Agreement; provided, however, Borrower may enter and maintain interest rate cap, swap and/or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be on terms, periods and with counterparties acceptable to Agent (with consent by Agent in writing), and by which Borrower is protected against increases in interest rates from and after the date of such contracts.

            6.18. Margin Regulations. Borrower shall not use or permit any proceeds of any Revolving Credit Advance or Letter of Credit Obligation to be used to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

            6.19. Limitation on Negative Pledge Clauses. Except as set forth on
Schedule 6.19 and except for purchase money loans, capital leases, operating leases limited to the subject property and otherwise permitted hereunder, Borrower shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, enter into any agreement with any Person other than Agent or Lenders pursuant to a Loan Document which prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Collateral or on any other material property, assets or revenues, whether now owned or hereafter acquired.

            6.20. Accounting Changes; Fiscal Year. Borrower shall not (and shall not permit any of its Subsidiaries to) make, any significant change in accounting treatment and reporting practices except for changes concurred in by Borrower's independent public


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accountants. Borrower shall not (and shall not permit any of its Subsidiaries
to) change its Fiscal Year.

7. TERM

            7.1. Duration. The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date, and the Obligations shall automatically become due and payable in full, in cash, on such date.

            7.2. Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of any Loan Party, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations; provided, however, that in all events the provisions of Section 11, the payment obligations under Section 1.17 and 1.18, and the indemnities contained in the Loan Documents shall survive such date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest on, the Loans or any fees.

            (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 1.7, Section 4.1 or Section 6, including, without limitation, any of the provisions set forth on Annex B or Annex D.

            (c) Any Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents to which such Loan Party is a party, and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after Borrower shall receive written notice of any such failure from Agent or any Lender or thirty
(30) days after Borrower shall become aware thereof.


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

            (d) A default shall occur under any other agreement, document or instrument to which Borrower or any Material Subsidiary is a party or by which any such Person or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due beyond any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Person in an aggregate amount exceeding $5,000,000 or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $5,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

            (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Agent or any Lender by any Loan Party shall be untrue or incorrect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).

            (f) Any of the assets of Borrower, any Significant Subsidiary or any Material Subsidiary shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower, such Significant Subsidiary or such Material Subsidiary and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower, any Significant Subsidiary or any Material Subsidiary, as the case may be, shall apply for the appointment of a receiver, trustee or custodian for Borrower's, such Significant Subsidiary's or such Material Subsidiary's assets and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower, any Significant Subsidiary or any Material Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

            (g) A case or proceeding shall have been commenced against Borrower, any Significant Subsidiary or any Material Subsidiary in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, such Significant Subsidiary or such Material Subsidiary or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of Borrower, such Significant Subsidiary or such Material Subsidiary and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (h) Borrower, any Significant Subsidiary or any Material Subsidiary shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign


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bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, such Significant Subsidiary or such Material Subsidiary or of any substantial part of Borrower's, such Significant Subsidiary's or such Material Subsidiary's properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

            (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $2,500,000 in the aggregate (and as to which an insurer satisfactory to Required Lenders has not acknowledged liability in writing) shall be rendered against any Loan Party, unless the same shall be vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

            (j) There shall occur any Material Adverse Effect since the date hereof which shall not have been cured (or waived by Required Lenders) within ten days of notice thereof from Agent to Borrower.

            (k) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms against Borrower or any Material Subsidiary or any such party shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority in any of the Collateral purported to be covered thereby.

            (l) There shall occur a Change of Control.

            (m) There shall occur any "Event of Default" under and as defined in the Senior Note Indenture.

            (n) An event or condition specified in Section 6.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions not shown on Schedule 3.13, Borrower, any Subsidiary thereof or any ERISA Affiliate shall incur or in the opinion of Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, PBGC or any Person (or any combination of the foregoing) which equals or exceeds $1,000,000 in the aggregate.

            (o) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 15% of Borrower's revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.

            8.2. Remedies. If any Default shall have occurred and be continuing, the rate of interest applicable to the Revolving Credit Loan and the fees payable in connection with the Letter of Credit Obligations may, at the discretion of the Agent or at the direction of Required Lenders, be increased, effective upon notice of such increase to Borrower from


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Agent on behalf of Required Lenders, to the Default Rate as provided in Section
1.4(d) or, in the case of Letter of Credit Obligations, increased by 2% per annum. If any Event of Default shall have occurred and be continuing Agent may, or shall with the consent of Required Lenders, without notice, take any one or more of the following actions: (a) terminate the Revolving Credit Commitment and/or Term Loan Commitment whereupon Lenders' obligation to make further Revolving Credit Advances, Term Loans and Agent's or the Issuing Bank's, as the case may be, obligation to incur Letter of Credit Obligations shall terminate;
(b) declare all or any portion of the Obligations to be forthwith due and payable, including any contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (c) require that all Letter of Credit Obligations be fully cash collateralized in accordance with the terms of Annex F; or (d) exercise any rights and remedies provided to Agent or Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1(f), (g) or (h), the rate of interest applicable to all Obligations shall be increased automatically to the Default Rate as provided in Section 1.4(d) and the fees payable in connection with the Letter of Credit Obligations shall be increased by 2% per annum, and the Revolving Credit Commitment and Term Loan Commitment shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by any Person.

            8.3. Waivers by Borrower. Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent's or Lenders' taking possession or control of, or to Agent's or Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (iii) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

9. AGENT

            9.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes GE Capital to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section
9.6 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties


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or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; (d) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent.

            9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

            9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Revolving Credit Advances or of Fees) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 9.7) take such action with respect to such Default as shall be directed by Required Lenders; provided, however, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all Lenders as is required in such circumstance.


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            9.4. Rights as a Lender. With respect to its Commitments hereunder,
GE Capital (and any successor acting as Agent) in the event it shall become a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. GE Capital (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Loan Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital and its affiliates may accept fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

            9.5. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the obligations of Borrower hereunder) ratably in accordance with their respective Pro Rata Shares (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

            9.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any of its Subsidiaries. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which


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is required to be provided to Lenders hereunder, with any notice of a Default received by Agent from Borrower and with any notice of a Default delivered by Agent to Borrower; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its affiliates nor to update or correct any information previously given which becomes incorrect or which Agent learns is incorrect.

            9.7. Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 9.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            9.8. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation Required Lenders shall have the right to appoint a successor Agent, which (as long as no Event of Default has occurred and is continuing) shall be subject to the prior approval of Borrower (which approval shall not be unreasonably denied or delayed). If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, that shall be a financial institution with a combined capital and surplus or net worth of at least $300,000,000, which (as long as no Event of Default has occurred and is continuing) shall be subject to the prior approval of Borrower (which approval shall not be unreasonably denied or delayed). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            9.9. Consents under Loan Documents. Except as otherwise provided in
Section 11.1 with respect to this Agreement, Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided, however, that, without the prior consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any Collateral or otherwise terminate any Lien under any Collateral Document, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Agent is hereby authorized, to release any Lien covering Collateral (i) which is the subject of a disposition permitted hereunder, (ii) which secures


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Indebtedness to the extent permitted under Section 6.3, (iii) to which Required
Lenders have consented (except as otherwise provided in Section 11.1) or (iv) the value of which does not exceed $10,000,000 in any Fiscal Year.

      9.10. Collateral Matters.

            (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

            (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            9.11. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments.

                  (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex G not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of the LIBO Rate Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers),


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subject to the terms hereof, Agent shall make the requested Revolving Credit
Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances and Term Loans required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances and Term Loans or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex G or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender and Term Lender will make its Pro Rata Share of each Revolving Credit Advance and Term Loan available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender or Term Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender or Term Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender or Term Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.11(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or Term Lender or to relieve any Revolving Lender or Term Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender or Term Lender as a result of any default by such Revolving Lender or Term Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender or Term Lender and is not reimbursed therefor on the same Business Day as such Advance or Term Loan is made, Agent shall be entitled to retain for its account all interest accrued on such Advance or Term Loan until reimbursed by the applicable Revolving Lender or Term Lender.

            (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received


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by Agent from Borrower and such related payment is not received by Agent, then
Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereunder to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or Term Loan or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender or Term Lender (each such other Revolving Lender or Term Lender, an "Other Lender") of its obligations to make such Advance or Term Loan or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or Term Loan or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" or "Term Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" or "Requisite Term Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

            (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Loan Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financials to Lenders in accordance with Annex D hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights or set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.


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10. SUCCESSORS AND ASSIGNS

            10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, including a debtor in possession acting on behalf of any such Person, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

      10.2. Assignments and Participations.

            (a) Each Lender may assign and grant participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, to an Affiliate or to any other Person; provided, however, that any such disposition (other than a participation pursuant to Section 10.2(c), or a disposition of any type to another Lender or an Affiliate of a Lender) shall (i) be subject to the consent of Agent and, if no Event of Default shall have occurred and be continuing, the consent of Borrower, which consent of Borrower shall not be unreasonably withheld, denied or delayed, (ii) require the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit F and otherwise in form and substance satisfactory to, and acknowledged by, Agent) and (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; and, provided, further, that any Lender may assign or create a security interest in all or any portion of its rights under this Agreement or any of its Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation), and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) In the case of an assignment by a Lender under this Section 10.2, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder; provided, however, that (i) any such partial assignment shall be at least (x) $5,000,000 if such assignee is not a Lender and (y) in multiples of $1,000,000 in the event such assignee is a Lender; and (ii) each such


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assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement with respect to the Commitment being assigned and the assignment shall cover the same percentage of the assigning Lender's Loans and Commitments being assigned and Letter of Credit Obligations; and, provided, further, that no Lender shall hold a Revolving Credit Commitment nor a Term Loan Commitment, as the case may be of less than $5,000,000 after giving effect to any such assignment. Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and such assignee and delivery to Agent and Borrower of an executed copy of such instrument together with payment to Agent of a processing fee of $3,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. Upon any such assignment, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Note of the assignor Lender a new Note to the order of the assignee Lender in an amount equal to the Commitment assumed by such assignee Lender and if the assignor Lender has retained a Commitment hereunder a new Note to the order of the assignor Lender in an amount equal to such retained Commitment. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered to Agent shall be returned by Agent to Borrower marked "cancelled".

            (c) Subject to Section 10.2(a), each Lender may sell participations in all or any part of its Loans and its Commitments; provided that (a) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation and the participating Lender shall remain a "Lender" for all purposes under this Agreement, (b) any such grant of a participation will be made in compliance with all applicable state or federal laws, rules, and regulations, (c) any such participation shall be divided pro rata among the participating Lender's share of the Loan and the Letter of Credit Obligations, and (d) such Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would (i) extend the maturity date for payment of the Loan in which such participant is participating; (ii) reduce the interest rate or the amount of principal or Fees applicable to the Loan in which such participant is participating, other than as a result of waiving the applicability of any post-default increase in interest rates or Fees; or (iii) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (i) through (iii), and any such participant does not consent to any such amendment, such Lender shall have the right to repurchase the participation of such participant at a repurchase price equal to the face


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

amount of such participation. In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation.

            (d) Except as otherwise provided in this Section 10.2, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 10.2 may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

            (e) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 10.2 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation and delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants. Borrower shall certify, to the extent it is reasonably able to, the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials and all information provided by it and included in such materials.

            (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.18(a), increased costs under Section 1.18(b), an inability to fund LIBO Rate Loans under Section 1.18(c), or withholding taxes in accordance with Section 1.17(a).

11. MISCELLANEOUS

            11.1. Complete Agreement; Modification of Agreement. The Loan Documents and the Fee Letter constitute the complete agreement between the parties with respect to the subject matter thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each affected Lender and Agent, (i) extend the scheduled final maturity of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees (other than as a result of


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waiving the applicability of any post-default increase in interest rates or
Fees) or reduce the principal amount thereof, or change the method of calculation of the Borrowing Base, or increase the Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) release all or substantially all of the Collateral (except as expressly permitted by the Loan Documents), (iii) amend, modify or waive any provision of this Section, or Section 1.15, 9.5, 11.2 or 11.7, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or (vi) amend the definition of the term "Pro Rata Share". No provision of Section 9 may be amended without the prior written consent of Agent.

      11.2. Fees and Expenses.

            (a) Borrower shall pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) of Agent in connection with the preparation, negotiation, approval, execution, delivery, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including, without limitation:
(i) wire transfer fees and other costs of forwarding to Borrower or any other Person on behalf of Borrower by Agent and each Lender of the proceeds of the Loans, to the extent such fees and costs are typical for such transactions; (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent and Lenders by virtue of the Loan Documents; (iv) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents; or (v) after the occurrence and during the continuance of any Default, any effort to (A) evaluate, observe, assess Borrower or its affairs, or (B) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

            (b) Borrower shall pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) of (i) Agent in connection with any Default, (ii) Agent and Lenders in connection with any enforcement or collection proceedings resulting therefrom or (iii) Agent in connection with any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Default.


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

            (c) Without limiting the generality of clauses (a) and (b) above, Borrower's obligation to reimburse Agent and/or any Lender for costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

            (d) Agent shall be entitled to order and receive, at Borrower's expense, (i) one appraisal of Borrower's Equipment and machinery each calendar year and (ii) a new appraisal with respect to any new Equipment or machinery; provided, however, that if an Event of Default shall have occurred and be continuing, Agent shall be entitled to order and receive more frequent appraisals of Borrower's Equipment and machinery at Borrower's expense.

            11.3. No Waiver. No failure on the part of Agent or Lenders, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by a Responsible Officer of or other authorized employee of Agent and Required Lenders or all Lenders if required hereunder and directed to Borrower specifying such suspension or waiver.

            11.4. Remedies. The rights and remedies of Agent and Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including, without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

            11.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11.6. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or


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inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

            11.7. Right of Set-off. Subject to Section 9.11(d), upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Agent and Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

            11.8. Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent's officers, agents, or employees to be that of a Responsible Officer or duly authorized representative of Borrower listed on Schedule 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Agent and each Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

            11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY; AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT


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

SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.10(c) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10,
(iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            (a) If to Agent, as a Lender or as Agent, at:

                General Electric Capital Corporation


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

                201 High Ridge Road
                Stamford, Connecticut 06927-5100
                Attention:  Account Manager -
                                  Scott Technologies

                Telecopy No.:  (203) 316-7893

                With copies to:

                GE Capital Commercial Finance, Inc.
                201 High Ridge Road
                Stamford, Connecticut 06927-5100
                Attention:  Commercial Finance
                             - Legal Department
                Telecopy No.:  (203) 316-7889

                and

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York  10153
                Attention:  Ted S. Waksman, Esq.
                Telecopy No.:  (212) 310-8007

            (b) If to another Lender, at its address set forth under its signature below or in the instrument of assignment delivered to Agent at the time it becomes a Lender.

            (c) If to Borrower, at:

                Scott Technologies, Inc.
                5875 Landerbrook Drive
                Suite 250
                Mayfield Heights, Ohio 44124
                Attention:  Chief Financial Officer
                Telecopy No.:  (440) 442-1519

                With copies to:

                Scott Technologies, Inc.
                5875 Landerbrook Drive
                Suite 250
                Mayfield Heights, Ohio 44124
                Attention:  General Counsel
                Telecopy No.:  (440) 442-1519

                and


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

                Calfee, Halter & Griswold LLP
                1400 McDonald Investment Center
                800 Superior Avenue
                Cleveland, Ohio 44114-2688
                Attention:  Martin S. Gates, Esq.
                Telecopy No.:   (216) 241-0816

            11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

            11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

            11.13. Time of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

            11.14. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.15. Press Releases; Publicity. Borrower shall not and shall not permit any of its Affiliates to issue any press release or other public disclosure using the name of GE Capital or any of its Affiliates or referring to this Agreement or any of the other Loan Documents without the prior written consent of GE Capital unless Borrower or any of its Affiliates is required to do so under applicable law and then, in any event, Borrower or such Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Agent or any Lender may publish a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement with the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed.

            11.16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment


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for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            11.17. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.14, with its counsel.

            11.18. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                           SCOTT TECHNOLOGIES, INC.
                                           (formerly Figgie International Inc.)

                                           By: /s/ Mark A. Kirk
                                            Name: Mark A. Kirk
                                            Title: Senior Vice President
                                                    Chief Financial Officer

                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as AGENT

                                           By: /s/ Charles D. Chiodo
                                           Name: Charles D. Chiodo
                                           Title: Duly Authorized Signatory

                                           Lenders:

Revolving Credit Commitment                GENERAL ELECTRIC CAPITAL
       $75,000,000                                  CORPORATION

Term Loan Commitment                       By: /s/ Charles D. Chiodo
       $20,000,000                         Name: Charles D. Chiodo
                                           Title: Duly Authorized Signatory


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

                                     ANNEX A

                                       to

                                CREDIT AGREEMENT

                          Dated as of December 31, 1998

                                   DEFINITIONS

In addition to the defined terms appearing below, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used in this Agreement

            "Account Debtor" shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles.

            "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including, without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code), (b) all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "Adjustment Certificate" shall have the meaning assigned thereto in
Section 1.4(a).

            "Advance" shall mean a Revolving Credit Advance.

            "Advance Date" shall have the meaning assigned to it in Section
1.11.

            "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or


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other fiduciary, five percent (5%) or more (and solely for the purposes of
Section 1.15(a), twenty-five percent (25%)) of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" has the meaning assigned to it in the first paragraph of this Agreement.

            "Aggregate Purchase Price" shall mean the amount of consideration including, without limitation, cash, Cash Equivalents, notes, Stock, other securities and the assumption of liabilities (valued, if not in a quantifiable amount, at the maximum amount reasonably ascertainable by Borrower), paid, issued or incurred by Borrower in connection with a Permitted Acquisition under
Section 6.1; provided, however, that any such notes, Stock or other securities shall be valued at Fair Market Value.

            "Agreement" shall mean this Amended and Restated Credit Agreement to which this Annex A is attached and of which it forms a part including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, restatements and modifications and supplements hereto and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, however, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Agent.

            "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.4(a).

            "Applicable Margins" shall mean, collectively, the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBO Rate Margin and the Applicable Term Loan LIBO Rate Margin.

            "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.4(a) of the Agreement.

            "Applicable Revolver LIBO Rate Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBO Rate applicable to the Revolving Loan, as determined by reference to Section 1.4(a) of the Agreement.

            "Applicable Term Loan Index Margin" shall mean the per annum interest


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

rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.4(a) of the Agreement.

            "Applicable Term Loan LIBO Rate Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBO Rate applicable to the Term Loan, as determined by reference to Section 1.4(a) of the Agreement.

            "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect to Borrower's non-use of committed funds pursuant to Section 1.6(a), which fee is determined by reference to Section 1.4(a).

            "Assignment Agreement" shall have the meaning assigned thereto in
Section 10.2(a).

            "Blocked Accounts" shall have the meaning assigned thereto in Annex
B.

            "Blocked Account Agreements" shall have the meaning assigned to it in Annex B.

            "Borrower" shall mean Scott Technologies, Inc., a Delaware corporation.

            "Borrower Pledge Agreement" shall mean the Pledge Agreement, made by Borrower in favor of Agent, as from time to time amended, supplemented or modified, an executed copy of which, as in effect as of the Closing Date, is attached hereto as Exhibit E.

            "Borrower Security Agreement" shall mean the Security Agreement, between Agent and Borrower, as from time to time amended, supplemented or modified, an executed copy of which, as in effect as of the Closing Date, is attached hereto as Exhibit D.

            "Borrowing Availability" shall mean, during the first 30 days after the Closing Date, $50,000,000 less the outstanding Letter of Credit Obligations and at any time thereafter, (a) with respect to the Revolving Credit Loan, the lesser of (i) the Maximum Amount less the sum of (x) the outstanding Letter of Credit Obligations and (y) the outstanding amount of the Revolving Credit Loan and (ii) the Borrowing Base; and (b) with respect to Letter of Credit Obligations, an amount not to exceed the lesser of (i) $30,000,000 and (ii) the Maximum Amount less the outstanding Revolving Credit Loan, provided that the Borrowing Base shall not be a negative number.

            "Borrowing Base" shall mean, at any time, an amount determined by Agent to be equal to (a) the product of (i) four (4) times (ii) EBITDA of Borrower and its Subsidiaries for the immediately preceding twelve (12) months, less (b) the sum of (i) Indebtedness for borrowed money and purchase money Indebtedness of Borrower and its Subsidiaries, (ii) the Letter of Credit Reserve, (iii) the Term Loan Reserve and (iv) any other Reserves as Agent may determine from time to time plus cash and Cash Equivalents of Borrower.


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

            "Borrowing Base Certificate" shall mean a certificate in the form attached hereto as Exhibit B.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York City and, if the applicable Business Day relates to a LIBO Rate Loan, a day on which dealings are also carried on in the London interbank market.

            "Capital Expenditures" shall mean all payments or accruals for any fixed assets or improvements or for replacements, substitutions or additions thereto and that are required to be capitalized under GAAP.

            "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrower or any Subsidiary thereof, any such lease under which Borrower or any Subsidiary thereof is the lessor.

            "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

            "Cash Collateral Account" shall have the meaning assigned thereto in Annex F.

            "Cash Equivalents" shall mean, (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any domestic commercial bank having capital and surplus in excess of $300,000,000 having maturities of 90 days or less from the date of acquisition, and (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

            "Change of Control" shall mean: (x) any Person or any Persons acting together that would constitute a "group" (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) 50% or more of the Voting Stock of Borrower; or (y) during any period of two consecutive years, individuals who at the beginning of such period constitute Borrower's Board of Directors (together with any new Director whose election by Borrower's Board of Directors or whose nomination for election by Borrower's stockholders was approved by a vote of at least two-thirds of the Directors then still in


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office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least two-thirds of the Directors then in office.

            "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Loan Party, (iv) any Loan Party's ownership or use of any of its assets, or (v) any other aspect of any Loan Party's business.

            "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

            "Claim" shall have the meaning assigned to it in Section 1.15.

            "Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or waived and either the initial Loan has been made or the initial Letter of Credit Obligation has been incurred.

            "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent or Lenders to secure the Obligations.

            "Collateral Documents" shall mean the Borrower Security Agreement, the Blocked Account Agreements, the Borrower Pledge Agreement and, if and when entered into after the date hereof, the Subsidiary Guaranties, the Subsidiary Security Agreements and the Mortgages.

            "Collection Account" shall mean that certain account of Agent, account number 50-232-854 in the name of GECC/CAF Depository at Bankers Trust Company, 17 Wall Street, New York, New York, ABA number 021-001-033.

            "Commencement Date" shall have the meaning assigned to it in Section 1.1(b).

            "Commitment Termination Date" shall mean the earliest of (i) January 3,


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2005, (ii) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (iii) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex F, and the permanent reduction of the Revolving Loan Commitment, the Term Loan Commitment and the Swing Line Commitment to zero dollars ($0); provided, however, that the Term Loan is immediately due and payable if the Revolving Credit Commitment is terminated.

            "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on the signature page to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Ninety-five Million Dollars ($95,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, any agreement relating to the terms of payment or the terms of performance of any Account.

            "Copyrights" shall mean any U.S. copyright to which Borrower now or hereafter has title, as well as any application for a U.S. copyright hereafter made by Borrower.

            "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" shall mean a rate per annum equal to two percent (2%) plus the Index Rate or the LIBO Rate (whichever is then applicable) as in effect from time to time plus the Applicable Margin.

            "Deferred Taxes" shall mean, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person prepared in accordance with GAAP of such date.

            "Directors Stock Option Plan" shall mean the July 1, 1998 Scott Technologies, Inc. Directors Stock Option Plan, as in effect on the date hereof.

            "Disbursement Account" shall have the meaning assigned to it on Annex B.

            "Disposition" shall mean the disposition of each of the stock and/or assets


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of Interstate Electronics Corp. and STI Properties in one or more transactions by Borrower.

            "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, and in any event any bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "DOL" shall mean the United States Department of Labor or any successor thereto.

            "Domestic Subsidiary" shall mean any Subsidiary of Borrower which is not a Foreign Subsidiary.

            "Domestic Subsidiary Basket" shall have the meaning assigned thereto in Section 6.4.

            "EBITDA" shall mean, for any period, Net Income, plus Interest Expense, tax expense, amortization expense, depreciation expense and extraordinary losses and other non-cash expenses and minus extraordinary gains, in each case determined in accordance with GAAP and to the extent included in the determination of Net Income; provided, that commencing on January 1, 1999 that any gains or losses of Interstate Electronics shall not be treated as extraordinary gains or losses; and provided, however, that (a) any gains or losses on any assets of Borrower and its Subsidiaries held for sale and listed among items 1 and 2 of Schedule 6.8 shall be treated as extraordinary gains or losses when sold, and (b) through the end of the Fiscal Year ending on December 31, 1999, any gains or losses of Borrower and its Subsidiaries listed among items 3 and 4 of Schedule 6.8 shall be treated as extraordinary gains or losses.

            "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

            "Equipment" shall mean any "equipment" as such term is defined in the Code, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, but shall not include any fixtures as such term is defined in the Code.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) under common control with Borrower or any Loan Party and which, together with Borrower or any Loan Party, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

            "ERISA Event" shall mean, with respect to Borrower, any Subsidiary thereof or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, any Subsidiary thereof or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any Subsidiary thereof or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.


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

            "Event of Default" shall have the meaning assigned to it in Section 8.1.

            "Excess Cash Flow" of Borrower for any period shall mean EBITDA for such period minus (i) cash Interest Expense for such period, minus (ii) taxes paid in cash during such period, minus (iii) Capital Expenditures of Borrower and its Subsidiaries for such period, minus (iv) scheduled payments of Indebtedness of Borrower and its Subsidiaries for such period, minus (v) Investments in Joint Venture Subsidiaries made pursuant to Section 6.2(vii),
Section 6.4(iv) or Section 6.6(iv) during such period, minus (vi) any Restricted Payments paid in cash pursuant to Section 6.14(b) or 6.14(c) during such period.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Domestic Loans" shall have the meaning assigned thereto in
Section 6.4.

            "Existing Foreign Loans" shall have the meaning assigned thereto in
Section 6.4.

            "Fair Market Value" shall mean (i) with respect to any asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by a Responsible Officer of Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date, the closing sale price of such security on the Business Day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type.

            "Federal Funds Rate" shall mean, for any date, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" shall mean the Fee Letter, dated December 14, 1998, between


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

Agent and Borrower.

            "Fees" shall mean the fees due to Agent and Lenders as set forth in
Section 1.6 or otherwise pursuant to the Loan Documents.

            "Financials" shall mean the financial statements referred to in
Section 3.4.

            "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

            "Fiscal Quarter" shall mean the three month periods ending on March 31, June 30, September 30 or December 31.

            "Fiscal Year" shall mean the 12-month period of Borrower and its Subsidiaries ending December 31 of each year.

            "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of the following for Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (i) EBITDA for such period less Capital Expenditures for such period which are not financed to (ii) the sum of (a) Interest Expense plus (b) scheduled principal payments of Indebtedness (excluding the principal amount of the Revolving Credit Loan and scheduled principal payments under the Senior Notes) during such period, (c) taxes paid in cash during such period and (d) Restricted Payments paid in cash pursuant to
Section 6.14(c) during such period.

            "Foreign Plans" shall mean any employee benefit plan maintained, sponsored or contributed to by Borrower or any Loan Party that (i) is not required to be maintained by statute, (ii) is excluded from coverage under
Section 4(b)(4) of ERISA and (iii) covers personnel working outside the United States.

            "Foreign Subsidiary" shall mean any Subsidiary of Borrower which (i) is organized or incorporated under the laws of any jurisdiction other than the laws of the United States of America or of any state thereof or (ii) shall not conduct any significant portion of its business in the United States of America.

            "Foreign Subsidiary Basket" shall have the meaning assigned thereto in Section 6.4.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination except that, for purposes of Sections 6.10 and 6.14, GAAP shall be determined on the basis of such principles in effect on December 31, 1997 and consistent with those used in the preparation of the audited financial statements referred to in Section 3.4.


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

            "GE Capital" shall mean General Electric Capital Corporation, a New York corporation having an office at 201 High Ridge Road, Stamford, Connecticut 06927-5100.

            "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any Contract, all customer lists, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

            "Goods" shall mean all "goods" as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, movables, Equipment, Inventory, or other tangible personal property.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

            "Hazardous Material" shall mean a Hazardous Substance and/or a Hazardous Waste.

            "Hazardous Substance" shall mean any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response,

Compensation and Liability Act, 42 USC ss.9601(14); petroleum or any fraction, byproduct or distillation product thereof; friable asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility.

            "Hazardous Waste" shall mean any element, pollutant, contaminant or discarded material (including any radioactive material) within the definition of
Section 103(6) of the Resource Conservation and Recovery Act, 42 USCA ss.6903(6); and any material regulated as a hazardous waste by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility, or to which any Loan Party sends material for treatment, storage or disposal as waste.

            "Income Tax Expense" of Borrower shall mean for any period the consolidated provision for federal, state, local, provincial and foreign income taxes of Borrower and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

            "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors or service providers incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all fixed or contingent obligations of such Person under interest rate, commodity or foreign currency exchange, swap, collar, cap, futures, purchase, option, synthetic cap, price hedging or other derivatives agreements, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (viii) the Obligations, and (ix) all liabilities under Title IV of ERISA.

            "Indemnified Person" shall have the meaning assigned to it in
Section 1.15.

            "Index Rate Loan" shall mean a Loan or a portion thereof which bears interest at a rate based upon the Index Rate.

            "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Board of Governors of the Federal Reserve system in Federal

Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located and in any event all certificated securities, certificate of deposit and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" shall mean, collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by Borrower, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

            "Intercompany Notes" shall have the meaning assigned thereto in
Section 6.3.

            "Interest Expense" shall mean, for any period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of Borrower and its Subsidiaries for such period.

            "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and
(b) as to any LIBO Rate Loan, the last day of the applicable LIBO Rate Period; provided, that in the case of any LIBO Rate Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBO Rate Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

            "Interstate Electronics" shall mean Interstate Electronics Corporation, a California corporation and a wholly-owned Subsidiary of Borrower.

            "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, Borrower, wherever located, and, in any event, including, without limitation, inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including, without limitation, other supplies, and all accessions and additions thereto and all documents of title covering any of the foregoing.


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            "Investment" shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition;
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            "IRS" shall mean the Internal Revenue Service, or any successor thereto.

            "Issuing Bank" shall mean a Lender acceptable to GE Capital which shall act hereunder as issuer of Letters of Credit and, provided that no Event of Default shall have occurred and be continuing, approved by Borrower, which approval shall not be unreasonably withheld, denied or delayed.

            "Joint Venture Subsidiary" shall mean any corporation, association or other business entity, other than any Subsidiary of Borrower in existence on the date hereof, (a) which would be a Subsidiary of Borrower but for its designation as a Joint Venture Subsidiary by a Responsible Officer at or before the time of determination as provided below and evidenced by a certificate of such Responsible Officer delivered to Agent and (b) in which any Person (other than Borrower or any of its Affiliates) has, in the determination of a Responsible Officer evidenced by a certificate of such Responsible Officer delivered to Agent, a significant joint or shared equity interest with Borrower or any of its Subsidiaries and which is created in connection with the purchase of properties and assets used in the business of Borrower. A Responsible Officer of Borrower may designate any Subsidiary of Borrower (including any newly acquired or newly formed Subsidiary) which satisfies the requirements of clause
(b) above to be a Joint Venture Subsidiary; provided, however, that (i) immediately after giving pro forma effect to such designation there would not exist any Default or Event of Default, (ii) no Joint Venture Subsidiary shall be a general partner of a limited partnership or a partner of a general partnership, and (iii) any Joint Venture Subsidiary shall be an Unrestricted Subsidiary.

            "Key Employees Stock Option Plan" shall mean the October 20, 1994 Scott Technologies, Inc. Key Employees Stock Option Plan, as in effect on the date hereof.

            "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by a Loan Party, as lessee.

            "Lender" and "Lenders" shall have the meaning provided in the first paragraph of this Agreement.


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            "Letter of Credit Fee" shall have the meaning assigned thereto in
Section 1.6(c).

            "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent or the Issuing Bank, as the case may be, at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty by Agent, the Issuing Bank or another Person, of Letters of Credit. The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by Agent or the Issuing Bank thereupon or pursuant thereto at such time.

            "Letter of Credit Reserve" shall mean 50% of the amount of all Letter of Credit Obligations guaranteed by GE Capital or issued by the Issuing Bank, as the case may be.

            "Letters of Credit" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower for which Agent or the Issuing Bank, as the case may be, has incurred Letter of Credit Obligations.

            "Leverage Covenant Ratio" shall mean, with respect to any date of determination, the ratio of (a) Indebtedness for borrowed money and purchase money Indebtedness of Borrower and its Subsidiaries less the amount of Restricted Cash to (b) EBITDA of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the most recently ended four Fiscal Quarter period ended as of such date of determination.

            "Leverage Ratio" shall mean, with respect to any date of determination, the ratio of (a) the sum of Indebtedness for borrowed money and purchase money Indebtedness of Borrower and Subsidiaries less cash and Cash Equivalents, to (b) EBITDA of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the most recently ended four Fiscal Quarter period ended as of such date of determination.

            "LIBO Rate" shall mean for each LIBO Rate Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBO Rate Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each LIBO Rate Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such LIBO Rate Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from


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

      time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service, the LIBO Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

            "LIBO Rate Loan" shall mean a Loan or any portion thereof which bears interest at a rate based on the LIBO Rate.

            "LIBO Rate Period" shall mean, with respect to any LIBO Rate Loan, each period commencing on a Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.4(e); provided that the foregoing provision relating to LIBO Rate Periods is subject to the following:

            (a) if any LIBO Rate Period would otherwise end on a day that is not a Business Day, such LIBO Rate Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBO Rate Period into another calendar month in which event such LIBO Rate Period shall end on the immediately preceding Business Day;

            (b) any LIBO Rate Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) Business Days prior to such date;

            (c) any LIBO Rate Period pertaining to a LIBO Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBO Rate Period) shall end on the last Business Day of a calendar month; and

            (d) Borrower shall select LIBO Rate Periods so as not to require a payment or prepayment of any LIBO Rate Loan during a LIBO Rate Period for such Loan.

            "License" shall mean any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower.

            "License Agreements" shall mean the license agreements listed on
Schedule 3.16 to this Agreement pursuant to which Figgie Licensing has granted to Borrower an exclusive license to use certain trademarks.

            "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement


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perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Loan Documents" shall mean this Agreement, the Notes and the Collateral Documents and all other agreements, instruments, documents and certificates identified in Annex C executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

            "Loan Party" means each of Borrower and each Subsidiary of Borrower.

            "Loans" shall mean the Revolving Loan, the Swing Line Loan and the Term Loan.

            "Lock Boxes" shall have the meaning assigned to it on Annex B.

            "Margin Stock" shall have the meaning specified in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, operations, prospects, or financial or other condition of Borrower or Borrower and its Subsidiaries taken as a whole, (ii) Borrower's ability to pay or Borrower's or any Material Subsidiary's ability to perform their respective obligations under the Loan Documents in accordance with the terms thereof, (iii) the Collateral or Agent's Lien on the Collateral or the priority of any such Lien or (iv) the rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents.

            "Material Contracts" shall mean each contract to which Borrower or any of its Material Subsidiaries is now or hereafter a party involving aggregate consideration payable to or by Borrower or any of its Material Subsidiaries, contingent or otherwise, in excess of $5,000,000.

            "Material Subsidiary" shall mean each of Interstate Electronics, STI Licensing, STI Properties and any Subsidiary of Borrower formed after the date hereof which has a Net Worth in excess of $5,000,000; provided, however, that any Subsidiary of Borrower which becomes a party to a Loan Document after the date hereof shall be deemed to be a Material Subsidiary.

            "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitments of all Lenders, which is equal to $75,000,000 as of the Closing Date.


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

            "Maximum Lawful Rate" shall have the meaning assigned to it in
Section 1.4(d).

            "Mortgages" shall mean the mortgages, deeds of trust or other similar real estate security documents made by Borrower or an Unrestricted Subsidiary in favor of Agent, in form and substance acceptable to Agent, as from time to time amended, supplemented or modified.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base.

            "Net Income" shall mean, for Borrower for any period, the aggregate of net income (or loss) of Borrower and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

            "Net Proceeds" shall mean the net cash amount realized from any asset sale after deducting (i) all reasonable costs and expenses payable (or for which reserves are established in accordance with GAAP) in connection therewith, including, without limitation, reasonable attorneys fees and taxes with respect to such sale and repayment of any Indebtedness permitted hereunder which by its terms is required to be repaid in connection with the sale of such assets (but without deducting therefrom (x) any such amounts paid in cash to any Affiliate of Borrower in a transaction which is not arm's length or (y) any amounts repaid in cash to Borrower from cash realized from such sale in repayment of loans or advances made by Borrower to the Subsidiary of Borrower selling such asset which are outstanding as of the date hereof and listed on Schedule 6.4), and (ii) without duplication, the amount of any escrow funds, letters of credit, deposits and/or similar escrow arrangements or credit support established or obtained by Borrower in connection with any such asset sale.

            "Net Worth" shall mean, with respect to any Person, at any date, the total assets minus the total liabilities, in each case, of such Person and its Subsidiaries, on a consolidated basis, at such date determined in accordance with GAAP.

            "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.11(d).

            "Non-use Fee" shall have the meaning assigned to it on Section 1.6.

            "Notes" shall mean the Revolving Credit Notes, the Swing Line Note and the Term Notes, collectively.

            "Notice of Conversion/Continuation" shall have the meaning assigned to it


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

in Section 1.4(e).

            "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(iii).

            "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower or any other Loan Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including, without limitation, interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(g) or (h)), all Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

            "Other Lender" shall have the meaning assigned to it in Section 9.11(d).

            "Other Taxes" shall have the meaning assigned to it in Section 1.17(b).

            "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

            "Patents" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (ii) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

            "Payor" shall have the meaning assigned to it in Section 1.11.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or, if a Title IV Plan, any Subsidiary of Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Permitted Acquisition Pro Forma" shall have the meaning assigned to it in Section 6.1.


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            "Permitted Acquisitions" shall have the meaning assigned to it in
Section 6.1.

            "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2; (ii) pledges or deposits securing obligations under workers' compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges, progress payments or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $1,000,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (viii) any attachment or judgment lien securing a judgment not exceeding $500,000, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; and (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

            "Permitted Senior Note Purchase" shall mean the repurchase of Senior Notes by Borrower, from time to time, pursuant to terms and conditions and for consideration acceptable to Agent.

            "Permitted Stock Buy Back" shall mean the repurchase by Borrower of its Stock, from time to time, pursuant to terms and conditions and for consideration acceptable to Agent; provided, the amount of aggregate Permitted Stock Buy Backs shall not exceed $30 million; and provided, further, that after giving effect to each Permitted Stock Buy Back, the Net Borrowing Availability of Borrower shall not be less than $40,000,000.

            "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA other than a Foreign Plan, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.


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

            "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, with respect to any Person, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets, (ii) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of such Person against third parties (a) for past, present or future infringement of any Patent or Patent License or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's property or assets, and (v) any and all other amounts from time to time paid or payable under or in connection with any of such Person's property or assets, upon disposition or otherwise.

            "Projections" shall mean the projections referred to in Section 3.4.

            "Property" shall have the meaning assigned to it in Section 5.5.

            "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Credit Loan (including the Swing Line Loan as a subset of the Swing Lien Lender's Revolving Credit Loan), the percentage obtained by dividing (i) the Revolving Credit Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Credit Loan Commitment), by (ii) the aggregate Revolving Credit Loan Commitments, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 10.2, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

            "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which Borrower, and Subsidiary thereof or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders


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

including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Release" shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit or order of a Governmental Authority.

            "Reportable Event" shall mean any of the events described in Section 4043(c)(3), (5), (6), (9), (10), (11), (12) or (13) of ERISA with respect to which the PBGC has not waived its requirement that the PBGC be given notice of the event.

            "Required Lenders" shall mean, at any time, (a) on or prior to the Commencement Date, Lenders holding at least 66-2/3% of the Commitments of all Lenders at such time, (b) after the Commencement Date, Lenders holding at least 66-2/3% of the sum of (i) the Commitments of all Lenders at such time and (ii) the aggregate outstanding amount of the Term Loan, or (c) if the Commitments have been terminated, Lenders holding at least 66-2/3% of the aggregate outstanding amount of the Loans.

            "Required Payment" shall have the meaning assigned to it in Section 1.11.

            "Reserves" shall mean such reserves against Borrowing Availability of Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

            "Responsible Officer" shall mean any Senior Officer and any other officer of Borrower with responsibility for the administration of the relevant provision of this Agreement.

            "Restricted Cash" shall mean cash of Borrower or any of its Subsidiaries which has been deposited into a blocked account and pledged to Agent and Lenders.

            "Restricted Payment" shall mean, with respect to any Person, (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly,
(iii) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any shares of the Stock of Borrower or of a claim for reimbursement, indemnification or contribution


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

arising out of or related to any such claim for damages or rescission, or (iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; provided, however, that "Restricted Payment" shall not include any dividend in respect of Borrower's Stock which is paid in Stock of Borrower.

            "Restricted Subsidiary" shall have the meaning assigned thereto in the Senior Note Indenture.

            "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC.

            "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

            "Revolving Credit Commitment" shall mean, (a) as to any Revolving Lender, the commitment of such Revolving Lender to make its Pro Rata Share of Revolving Credit Advances to Borrower or incur Letter of Credit Obligations pursuant to Section 1.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on the signature page to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make the Revolving Credit Loan, which aggregate commitment shall be Seventy-five Million Dollars ($75,000,000) on the Closing Date, as such Revolving Credit Commitments may be reduced or modified pursuant to this Agreement.

            "Revolving Credit Loan" shall mean the aggregate amount of Revolving Credit Advances of all Lenders outstanding at any time.

            "Revolving Credit Notes" shall mean the promissory notes provided for by Section 1.1(a)(iv) evidencing the Revolving Credit Loan and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Credit Loan Commitment.

            "Schedule of Closing Documents" shall mean the schedule attached hereto as Annex C, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder.

            "Scott Aviation" shall mean the Scott Aviation Division of Borrower.

            "Senior Note Indenture" shall mean the Indenture, dated as of October 1, 1989, between Borrower and Continental Bank, National Association, as Trustee, as in effect on the date hereof, relating to the Senior Notes.

            "Senior Notes" shall mean Borrower's 9-7/8% Senior Notes due October 1, 1999 issued pursuant to the Senior Note Indenture.

            "Senior Officer" shall mean the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer or Assistant Treasurer of Borrower.

            "Settlement Date" shall have the meaning assigned thereto in Section 9.11(a)(ii).

            "Significant Subsidiary" shall mean any Subsidiary of Borrower which is a "significant subsidiary" of Borrower within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act and any successor provision thereto.

            "Snorkel Sale" shall mean the disposition of the Snorkel Division of Borrower, pursuant to the Asset Purchase Agreement, dated as of July 19, 1997.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Persons's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "STI Licensing" shall mean STI Licensing Corporation, a Delaware corporation and a wholly-owned Subsidiary of Borrower and formerly named Figgie Licensing Corporation.

            "STI Properties" shall mean STI Properties, Inc., a Delaware corporation and a wholly-owned Subsidiary of Borrower and formerly named Figgie Properties Inc.

            "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).


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

            "Stockholder" shall mean each holder of Stock of Borrower.

            "Subject Property" shall mean all real property owned, leased or operated by Borrower or any Material Subsidiary.

            "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or may exercise the powers of a general partner; provided, however, that a Joint Venture Subsidiary shall not be deemed to be a Subsidiary for purposes of this Agreement.

            "Subsidiary Guarantors" shall mean any Subsidiary of Borrower which executes and delivers a Subsidiary Guaranty.

            "Subsidiary Guaranties" shall mean the Guaranties, in form satisfactory to Agent, executed by the Subsidiary Guarantors in favor of Agent and Lenders, as from time to time amended, supplemented or modified.

            "Subsidiary Security Agreements" shall mean the Security Agreements, in form satisfactory to Agent, executed by the Subsidiary Guarantors in favor of Agent, as from time to time amended, supplemented or modified.

            "Swing Line Advance" has the meaning assigned to it in Section 1.1(c)(i).

            "Swing Line Availability" has the meaning assigned to it in Section 1.1(c)(i).

            "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on the signature page to the Agreement, which commitment constitutes a subfacility of the Revolving Credit Loan Commitment of the Swing Line Lender and shall be Ten Million Dollars ($10,000,000) on the Closing Date, as such Swing Line Commitment may be reduced or modified from time to time in accordance with this Agreement.

            "Swing Line Lender" shall mean GE Capital.

            "Swing Line Loan" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.


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            "Swing Line Note" has the meaning assigned to it in Section
1.1(c)(ii).

            "Tangible Net Worth" of Borrower shall mean, at any date, the Net Worth of Borrower at such date, excluding, however, from the determination of the total assets of Borrower at such date, (i) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, (ii) the unamortized portion of items aggregating $4,619,000 and designated as "Other" and constituting a component of Borrower's "Other Assets" as shown on the executive summary of Borrower's consolidated balance sheet for the Fiscal Year ended December 31, 1995, a copy of which has been delivered to Agent, plus the unamortized portion of any additions thereto,
(iii) all unamortized debt discount and expense, (iv) treasury Stock, and (v) any write-up in the book value of any asset resulting from a revaluation thereof.

            "Target" shall have the meaning assigned to it in Section 6.1.

            "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income of any Lender by the United States, the jurisdiction under the laws of which such Lender is organized or the jurisdiction in which such Lender's applicable lending office is located or, in each case, any political subdivision thereof.

            "Term Lenders" shall mean those Lenders having Term Loan
Commitments.

            "Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

            "Term Loan Advances" shall have the meaning assigned to it in
Section 1.1(b)(i).

            "Term Loan Commitment" shall mean (a) as to any Term Lender, the commitment of such Term Lender to make its Pro Rata Share of the Term Loan as set forth on the signature page to the Agreement or in the most recent Assignment Agreement executed by such Term Lender, and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make the Term Loan, which aggregate commitment shall be Twenty Million Dollars ($20,000,000) on the Closing Date, as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Term Loan Reserve" shall mean $5,000,000 commencing as of April 1, 1999 and increasing by an additional $5,000,000 per month as of the first day of each month thereafter until the later to occur of (i) October 1, 1999 or (ii) the payment in full of the Senior Notes; provided, however, that at such time as the Term Lenders have assumed Term Loan Commitments of at least $50,000,000, the Term Loan Reserve shall be reduced to $0.

            "Term Note" shall mean the promissory notes provided for by Section 1(b)(i) evidencing the Term Loan and all promissory notes delivered in substitution or


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exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex F, and Borrower shall not have any further right to borrow any monies under the Agreement.

            "Termination Fee" shall have the meaning provided in Section 1.6.

            "Third Party Interactives" shall mean all Persons with whom any Loan Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

            "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

            "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark or Trademark registration.

            "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower: (i) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof, and (iii) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

            "Type" shall refer to whether a Loan is an Index Rate Loan or a LIBO Rate Loan, each of which constitutes a "Type".

            "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.


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

            "Unrestricted Subsidiary" shall have the meaning assigned thereto in the Senior Note Indenture.

            "Voting Stock" of any Person shall mean capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "Welfare Plans" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

            "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

            "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components of Borrower or any of its Subsidiaries, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

            "Year 2000 Corrective Actions" shall mean, as to all actions necessary to address such Person's Year 2000 Problems as identified in the Year 2000 Assessment, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive
Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

            "Year 2000 Corrective Plan" shall mean, with respect to any Loan Party, a comprehensive plan to address all of its Year 2000 Problems as identified in the Year 2000 Assessment, including, without limitation, (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures,
(iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

            "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such system and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

            "Year 2000 Implementation Testing" shall mean, as to Borrower or any of its Material Subsidiaries, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the


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

performance of test and validation procedures regarding data exchanges among the Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives of; and (iii) the design and implementation of additional Year 2000 Corrective Actions, the need for which has been demonstrated by test and validation procedures.

            "Year 2000 Problems" shall mean, with respect to Borrower or any of its Material Subsidiaries, limitations on the capacity or readiness of any of its Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar data information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of Borrower and its Subsidiaries and exchanges of information among Borrower and its Subsidiaries and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

            Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the Annexes, Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

            Whenever any provision in any Loan Document refers to the "knowledge" of any Person, such provision is intended to mean that such Person has actual knowledge or awareness of a particular fact or circumstance, or that such Person, if it had exercised reasonable diligence, should have known or been aware of such fact or circumstance.


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

                                 AMENDMENT NO.1

            AMENDMENT NO. 1 (this "Amendment"), dated as of February 26, 1999, by and between General Electric Capital Corporation ("GE Capital"), as lender ("Lender") and agent ("Agent") under the Credit Agreement referred to below and Scott Technologies, Inc. ("Borrower").

                               W I T N E S S E T H

            WHEREAS, Borrower and GE Capital, as Lender and as Agent, have entered into an Amended and Restated Credit Agreement, dated as of December 31, 1998 (as heretofore amended, the "Credit Agreement"; the terms defined in Credit Agreement being used herein as therein defined, unless otherwise defined herein); and

            WHEREAS, Borrower and GE Capital, as Lender and as Agent, wish to amend the definition of the term "Required Lenders" contained in Annex A to the Credit Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

            SECTION 1. Amendment to Annex A to the Credit Agreement.

            (a) Definition of "Required Lenders". The definition of the term "Required Lenders" is hereby amended to delete each reference therein to "66 -2/3%" and to substitute in each case the reference to "51%" in lieu thereof.

            SECTION 2. Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

            (a) All of the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date, for changes permitted or contemplated by the Credit Agreement or as otherwise disclosed in writing to Agent and Lenders. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

            (b) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

            (c) This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement, to bankruptcy,


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

insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            SECTION 3. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

            (b) Except as specifically amended herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power, or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a modification of any provision of any of the Loan Documents.

            SECTION 4. Effectiveness. This Amendment shall become effective as of the date first written above, provided that each of the following conditions has been satisfied on the date hereof, including the delivery to Agent of each of the documents set forth below in form and substance satisfactory to Agent:

            (a) Counterparts of this Amendment duly executed by Borrower, each Lender and Agent.

            (b) All of the representations and warranties of Borrower contained in Section 2 hereof shall be true and correct.

            SECTION 5. Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto.

            SECTION 6. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

            SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            SCOTT TECHNOLOGIES, INC.

                                            By: /s/ Mark A. Kirk
                                            Name: Mark A. Kirk
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Agent and Lender

                                            By: /s/ James F. Hogan, Jr.
                                            Name:  James F. Hogan, Jr.
                                            Title: Duly authorized signatory


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

                                 AMENDMENT NO. 2

            AMENDMENT NO. 2 (this "Amendment"), dated as of March 1, 1999, by and among the Lenders under the Credit Agreement referred to below, General Electric Capital Corporation ("GE Capital"), as agent for the Lenders ("Agent"), and Scott Technologies, Inc. ("Borrower").

                               W I T N E S S E T H

            WHEREAS, Borrower, Lenders and Agent, have entered into an Amended and Restated Credit Agreement, dated as of December 31, 1998 (as heretofore amended, the "Credit Agreement"; the terms defined in Credit Agreement being used herein as therein defined, unless otherwise defined herein);

            WHEREAS, Borrower, Lenders and Agent, wish to amend certain terms and provisions of the Credit Agreement; and

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

      SECTION 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

      (a) Amendment to Section 1.1(a)(i). Section 1.1(a)(i) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                  "(i) Subject to the terms and conditions hereof, each
            Revolving Lender agrees to make available, from time to time, from the Closing Date until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Credit Loan of any Revolving Lender shall not exceed its separate Revolving Credit Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount less the sum of Letter of Credit Obligations and the Swing Line Loan outstanding at such time, and (B) the Borrowing Base, in each case less such Reserves as Agent determines in its reasonable credit judgment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this
            Section 1.1(a)."


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

      (b) Amendment to Section 1.1(b)(vii). Section 1.1(b)(vii) is hereby amended by deleting the last sentence thereof.

      (c) Amendments to Section 1.1 (c). (i) Section 1.1(c)(i) is hereby amended by deleting clause (B) of the third sentence therein in its entirety and substituting in lieu thereof the phrase, "(B) the Borrowing Availability ("Swing Line Availability")".

            (ii) Section 1.1(c)(iii) is hereby amended by deleting the word "may" in the first sentence therein and substituting in lieu thereof the phrase ", but not less frequently than weekly, shall".

      (d) Amendments to Section 1.2(b). Sections 1.2(b)(ii) and 1.2(b)(iii) are hereby amended by deleting each reference therein to "Net Borrowing Availability" and substituting in lieu thereof in each case the phrase "Borrowing Availability".

      (e) Amendment to Section 1.4(d). Section 1.4(d) is hereby amended by deleting the phrase "under Section 8.1 (a)" and substituting in lieu thereof the phrase "other than specified in Section 8.1(f), (g), or (h)".

      (f) Amendments to Section 1.8. Section 1.8 is hereby amended by (i) inserting the phrase ", without any setoff, counterclaim or other deduction" at the end of the first sentence thereof, and (ii) deleting the phrase "or Net Borrowing Availability" in the second sentence thereof.

      (g) Amendment to Section 1.12(a). Section 1.12(a) is hereby amended by inserting the phrase "or its Affiliates" immediately after the phrase "held by it" therein.

      (h) Amendment to Section 1.16(b). Section 1.16(b) is hereby amended by inserting the phrase ", to the extent permitted by applicable laws" immediately after the word "disclosure" in the proviso to clause (w) of subsection (ii) thereof.

      (i) Amendments to Section 1.18. (i) Section 1.18 is hereby further amended by inserting the phrase "or any corporation controlling such Lender" immediately after (x) the phrase "such Lender" in the first sentence of subsection (a) thereof and (y) the phrase "any Lender" in the first sentence of subsection (b) thereof.

            (ii) Section 1.18(a) is hereby further amended by deleting the phrase "such Lender's capital" therein and substituting in lieu thereof the phrase "the capital of such Lender or any corporation controlling such Lender".


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

            (iii) Section 1.18(d) is hereby amended by deleting the phrase "Sections 1.15(a), 1.16(a) and 1.16(b)" at the end thereof and substituting in lieu thereof the phrase "Sections 1.17(a), 1.18(a) and 1.18(b)".

      (j) Amendment to Section 5.5(c). Section 5.5(c) is hereby amended by inserting the word "lender" immediately before the phrase "loss payee" therein.

      (k) Amendments to Section 6.14. Section 6.14 is hereby amended by (i) deleting the phrase "make repurchases of its Stock and/or" in clause (c) of the proviso to the first sentence thereof, (ii) deleting the phrase "repurchases and/or" in the second proviso to the first sentence thereof, (iii) inserting the phrase "and provided, further, however, that in the case of clauses (a), (b) and
(c)," immediately after the phrase "Section 6.14),", (iv) deleting the phrase "(iii)" therein and substituting in lieu thereof the phrase "(i)", (v) deleting the phrase "(iv)" therein and substituting in lieu thereof the phrase "(ii)",
(vi) inserting immediately after the phrase "not less than three (3) Business Days prior to such transaction" therein the phrase "(except in the case of clause (b), as soon as practicable after such Permitted Stock Buy Back)" and
(vii) deleting the phrase "Section 6.14 (iv)" and substituting in lieu thereof the phrase "clause (ii)".

      (l) Amendment to Section 9.5. Section 9.5 is hereby amended by deleting the word "solely" in the proviso in the first sentence thereof.

      (m) Amendment to Section 10.2(b). Section 10.2(b) is hereby amended by deleting the phrase "a Revolving Credit Commitment nor a Term Loan Commitment, as the case may be" and substituting in lieu thereof the phrase "an aggregate Commitment".

      (n) Amendment to Section 11.7. Section 11.7 is hereby amended by inserting the phrase "or its Affiliates" immediately after the phrase "owing by such Lender" in the first sentence thereof.

      SECTION 2. Amendments to Annex A to Credit Agreement. Annex A to the Credit Agreement is hereby amended as follows:

      (a) Amendment to Definition of "Borrowing Availability". The definition of "Borrowing Availability" is hereby amended by deleting in its entirety and substituting in lieu thereof the following:

            "'Borrowing Availability" shall mean, during the first 30 days after the Closing Date, $50,000,000 less the outstanding Letter of Credit Obligations and at any time thereafter, (a) with respect to the Revolving Credit Loan,


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

            the lesser of (i) the Maximum Amount less the sum of (x) the outstanding amount of the Revolving Credit Loan, and (y) the Swing Line Loan outstanding and (ii) the Borrowing Base; and (b) with respect to Letter of Credit Obligations, an amount not to exceed the lesser of (i) $30,000,000 and (ii) the Maximum Amount less the outstanding Revolving Credit Loan, provided that the Borrowing Base shall not be a negative number.

      (b) Amendment to Definition of "Borrowing Base". The definition of "Borrowing Base" is hereby amended by inserting immediately after the word "Subsidiaries" in part (i) of clause (b) thereof the phrase "(not including the outstanding Letter of Credit Obligations)".

      (c) Amendment to Definition of "Net Borrowing Availability". The definition of "Net Borrowing Availability" is hereby amended by deleting it in its entirety.

      (d) Amendment to Definition of "Permitted Stock Buy Back". The definition of "Permitted Stock Buy Back" is hereby amended by deleting the phrase "Net Borrowing Availability" therein and substituting in lieu thereof the phrase "Borrowing Availability".

      (e) Amendment to Definition of "Pro Rata Share". The definition of Pro Rata Share is thereby amended by deleting the word "Lien" therein and substituting in lieu thereof the word "Line".

      (f) Amendment to Definition of "Revolving Credit Loan". The definition of "Revolving Credit Loan" is hereby amended by deleting it in its entirety and substituting lieu thereof the following:

            "'Revolving Credit Loan' shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Credit Loan shall include the outstanding balance of Letter of Credit Obligations."

      SECTION 3. Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

      (a) All of the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date, for changes permitted or contemplated by the Credit Agreement or as otherwise disclosed in writing to Agent and Lenders. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

      (b) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

      (c) This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

      (b) Except as specifically amended herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power, or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a modification of any provision of any of the Loan Documents.

      SECTION 5. Effectiveness. This Amendment shall become effective as of the date first written above, provided that each of the following conditions has been satisfied on the date hereof, including the delivery to Agent of each of the documents set forth below in form and substance satisfactory to Agent:

      (a) Counterparts of this Amendment duly executed by Borrower, each Lender and Agent.

      (b) All of the representations and warranties of Borrower contained in
Section 3 hereof shall be true and correct.

      SECTION 6. Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto.

      SECTION 7. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

      SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                               SCOTT TECHNOLOGIES, INC.

                                               By: /s/ Mark A. Kirk
                                               Name: Mark A. Kirk
                                               Title: Senior Vice President and
                                                        Chief Financial Officer


                                              GENERAL ELECTRIC CAPITAL
                                                       CORPORATION, as Agent

                                               By: /s/ James F. Hogan, Jr.
                                               Name:  James F. Hogan, Jr.
                                               Title: Duly Authorized Signatory

                                               Lenders:


                                               GENERAL ELECTRIC CAPITAL
                                                     CORPORATION

                                               By: /s/ James F. Hogan, Jr.
                                               Name:  James F. Hogan, Jr.
                                               Title: Duly Authorized Signatory


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

                                 AMENDMENT NO. 3

            AMENDMENT NO. 3 (this "Amendment"), dated as of March 2, 1999, by and among the Lenders under the Credit Agreement referred to below, General Electric Capital Corporation ("GE Capital"), as agent for the Lenders ("Agent"), and Scott Technologies, Inc. ("Borrower").

                               W I T N E S S E T H

            WHEREAS, Borrower, Lenders and Agent, have entered into an Amended and Restated Credit Agreement, dated as of December 31, 1998 (as heretofore amended, the "Credit Agreement"; the terms defined in Credit Agreement being used herein as therein defined, unless otherwise defined herein);

            WHEREAS, Borrower, Lenders and Agent, wish to (a) amend the amount of each of GE Capital's Revolving Credit Commitment and Term Loan Commitment, and (b) provide for additional Lenders and Commitments; and

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

      SECTION 1. Amendment to Signature Page of Credit Agreement. The Lenders and the respective Commitments are hereby amended by deleting all of the text immediately following the phrase "Lenders:" on the signature page to the Credit Agreement and substituting in lieu thereof the Lenders and the amounts of the Commitments set forth opposite each such Lender on the signature page hereto.

      SECTION 2. Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

            (a) All of the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date, for changes permitted or contemplated by the Credit Agreement or as otherwise disclosed in writing to Agent and Lenders. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

            (b) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

            (c) This Amendment has been duly executed and delivered by


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

Borrower and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      SECTION 3. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

            (b) Except as specifically amended herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power, or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a modification of any provision of any of the Loan Documents.

      SECTION 4. Effectiveness. This Amendment shall become effective as of the date first written above, provided that each of the following conditions has been satisfied on the date hereof, including the delivery to Agent of each of the documents set forth below in form and substance satisfactory to Agent:

            (a) Counterparts of this Amendment duly executed by Borrower, each Lender and Agent.

            (b) All of the representations and warranties of Borrower contained in Section 4 hereof shall be true and correct.

      SECTION 5. Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto.

      SECTION 6. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

      SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one


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

agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            SCOTT TECHNOLOGIES, INC.

                                            By: /s/ Mark A. Kirk
                                            Name: Mark A. Kirk
                                            Title: Senior Vice President and
                                                     Chief Financial Officer


                                            GENERAL ELECTRIC CAPITAL
                                                    CORPORATION, as Agent

                                            By: /s/ James F. Hogan, Jr.
                                            Name:  James F. Hogan, Jr.
                                            Title: Duly Authorized Signatory


                                            Lenders:
Revolving Credit Commitment                 GENERAL ELECTRIC CAPITAL
        $22,250,000                                CORPORATION

Term Loan Commitment
        $22,250,000                         By:  /s/ James F. Hogan, Jr.
                                                Name:  James F. Hogan, Jr.
                                                Title: Duly authorized signatory


Revolving Credit Commitment                 NATIONSBANK, N.A.
        $8,750,000

Term Loan Commitment                        By: /s/ Lisa S. Donoghue
        $8,750,000                              Name:  Lisa S. Donoghue
                                                Title: Senior Vice President


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

Revolving Credit Commitment         NBD BANK
        $8,750,000

Term Loan Commitment                By: /s/ Paul R. DeMelo
        $8,750,000                      Name:  Paul R. DeMelo
                                        Title: Vice President


Revolving Credit Commitment         ABN AMRO BANK N.V.
        $6,000,000

Term Loan Commitment                By: /s/Patrick M. Pastore /s/Carrie A.Pence
        $6,000,000                      Name:  Patrick M. Pastore Carrie A.Pence
                                        Title: Vice President-Vice President


Revolving Credit Commitment         NATIONAL CITY BANK
        $6,000,000

Term Loan Commitment                By: /s/ Matthew P. Tuohey
        $6,000,000                      Name:  Matthew P. Tuohey
                                        Title:  Vice President


Revolving Credit Commitment         THE HUNTINGTON NATIONAL
        $6,000,000                        BANK

Term Loan Commitment
        $6,000,000                  By: /s/ John R. Macks
                                        Name:  John R. Macks
                                        Title: Portfolio Manager


Revolving Credit Commitment         PNC BANK, NATIONAL
        $6,000,000                        ASSOCIATION

Term Loan Commitment

        $6,000,000                  By: /s/ Bryon A. Pike
                                        Name:  Bryon A. Pike
                                        Title:  Vice President


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

Revolving Credit Commitment         AMSOUTH BANK
        $3,750,000

Term Loan Commitment                By: /s/ George L. Grieco
        $3,750,000                      Name:  George L. Grieco
                                        Title: Attorney in Fact

Revolving Credit Commitment         THE PROVIDENT BANK
        $3,750,000

Term Loan Commitment                By: /s/ Christopher B. Gribble
        $3,750,000                      Name:  Christopher B. Gribble
                                        Title: Vice President

                                    STAR BANK, N.A.

Revolving Credit Commitment
        $3,750,000

                                    By: /s/ W. Gregory Schmid
Term Loan Commitment                    Name:  W. Gregory Schmid
        $3,750,000                      Title: Vice President


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